UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A ____________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant o
Check the appropriate box:
o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material under §240.14a-12

SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

o	Fee paid previously with preliminary materials.
o
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 30, 2018
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Scientific Games Corporation to be held at 10:00 a.m. (local time) on Wednesday, June 13, 2018, at Greenberg Traurig, LLP, 3773 Howard Hughes Parkway, Suite 400 North, Las Vegas, Nevada.
At the meeting, we will be electing thirteen (13) members of our Board of Directors and conducting an advisory vote to approve executive officer compensation. We will also be seeking the ratification of the adoption of our regulatory compliance protection rights plan designed to strengthen our ability to secure and maintain our good standing with respect to our licenses, contracts, franchises and other regulatory approvals. Finally, we will be asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent auditor. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Even if you plan to attend the annual meeting in person, we encourage you to vote your shares right away using one of the advance voting methods described in the accompanying materials.
We look forward to seeing you at the annual meeting.

Sincerely,

Kevin M. Sheehan President and Chief Executive Officer

The accompanying Proxy Statement is dated April 30, 2018, and is first being mailed to our stockholders about or before May 16, 2018.

SCIENTIFIC GAMES CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

Notice is hereby given that the annual meeting of stockholders of Scientific Games Corporation (the “Company”) will be held at 10:00 a.m. (local time) on Wednesday, June 13, 2018, at Greenberg Traurig, LLP, 3773 Howard Hughes Parkway, Suite 400 North, Las Vegas, Nevada, for the following purposes:

1.	To elect thirteen (13) members of the Company's Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.
To ratify the adoption of the Company's regulatory compliance protection rights plan, which was previously adopted by the Board of Directors in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its licenses, contracts, franchises and other regulatory approvals.

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2018.

5.	To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 16, 2018 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Corporate Secretary of the Company at 6601 Bermuda Road, Las Vegas, NV 89119 and will be available for inspection at the meeting itself.
To obtain directions to attend the meeting and vote in person, please telephone the Company at (702) 532-7663.
Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 13, 2018:
The Proxy Statement and 2017 Annual Report will be available about or before May 16, 2018 through the Investors link on our website at
www.scientificgames.com or through www.proxyvote.com.

By Order of the Board of Directors

Michael A. Quartieri Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Dated: April 30, 2018

TABLE OF CONTENTS

General Information	1
Proposal 1: Election of Directors	4
Nominees for Election	4
Corporate Governance	9
Director Compensation	13
Section 16(a) Beneficial Ownership Reporting Compliance	17
Security Ownership	18
Executive Compensation	19
Compensation Discussion and Analysis	19
Compensation Committee Report	35
Summary Compensation Table	36
Grants of Plan‑Based Awards for Fiscal Year 2017	37
Outstanding Equity Awards at Fiscal Year‑End	39
Option Exercises and Stock Vested for Fiscal Year 2017	42
Potential Payments Upon Termination or Change in Control	42
Pay Ratio Disclosure	49
Equity Compensation Plan Information	50
Certain Relationships and Related Person Transactions	51
Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	51
Proposal 3: Ratification of the Adoption of the Regulatory Compliance Protection Rights Plan	53
Report of the Audit Committee	57
Proposal 4: Ratification of Appointment of Independent Auditor	58
Fees Paid to Independent Auditor	58
Other Matters	59
Stockholder Proposals for the Next Annual Meeting	59

Appendix A - Reconciliation of SGICP Revenue, SGICP EBITDA and SGICP EBITDA Minus CapEx to Net Loss
Appendix B - Amended and Restated Rights Agreement

SCIENTIFIC GAMES CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119

PROXY STATEMENT

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Scientific Games Corporation (“Scientific Games,” the “Company,” “we” or “us”) of proxies to be voted at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on Wednesday, June 13, 2018, at Greenberg Traurig, LLP, 3773 Howard Hughes Parkway, Suite 400 North, Las Vegas, Nevada, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.
Access to Proxy Materials
We expect our proxy materials, including this Proxy Statement and our 2017 Annual Report, to be made available to stockholders about or before May 16, 2018 through the Investors link on our website at www.scientificgames.com or through www.proxyvote.com.
Stockholders Entitled to Vote
All stockholders of record at the close of business on April 16, 2018 are entitled to vote at the meeting. At the close of business on April 16, 2018, 90,720,922 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.
Voting Procedures
You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet or by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive.
If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

Voting Matters
Stockholders are being asked to vote on the following matters at the annual meeting:

Proposal	Board’s Recommendation
Proposal 1: Election of Directors (page 4)	FOR each Nominee
The Board and the Nominating and Corporate Governance Committee believe that the 13 director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers (page 51)	FOR
The Company has designed its executive compensation program to attract and retain executive talent, foster excellent business performance and align compensation with the long-term interests of our stockholders. The Board and the Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Proposal 3: Ratification of the Adoption of Our Regulatory Compliance Protection Rights Plan (page 53)	FOR
The Board has adopted the regulatory compliance protection rights plan in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain its good standing with respect to its licenses, contracts, franchises and other regulatory approvals. As a matter of good corporate practice, stockholders are being asked to ratify the Board’s adoption of the regulatory compliance protection rights plan.

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP (“Deloitte”) as Independent Auditor (page 58)	FOR
The Audit Committee has appointed Deloitte to serve as our independent auditor for the fiscal year ending December 31, 2018. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of Deloitte.

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
Changing Your Vote
A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting in person at the meeting.
Quorum
The presence, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.
Each of the other proposals requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting.
Effect of Withheld Votes or Abstentions
If you vote “WITHHOLD” in the election of directors or vote “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A “WITHHOLD” vote will have no effect on the outcome of the election of directors (Proposal 1), and an “ABSTAIN” vote will have the effect of a negative vote on the other proposals (Proposals 2, 3 and 4).
Effect of Broker Non-Votes
A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1), advisory vote on approval of named executive officer compensation (Proposal 2) or the ratification of the adoption of our regulatory compliance protection rights plan (Proposal 3) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent auditor (Proposal 4) and, accordingly, your shares may be voted by your broker or nominee on Proposal 4 without your instructions.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.
Nominees for Election
The Board has nominated for election as a director to the Board the thirteen (13) persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the director nominees is presently serving as a director. Additionally, each of our nominees was previously elected to the Board by our stockholders. Four of the nominees (Messrs. Perelman, Meister and Schwartz and Ms. Townsend) were designated for election to the Board by MacAndrews & Forbes Incorporated, our largest stockholder, pursuant to its rights under a stockholders’ agreement with us (discussed more fully below). Pursuant to its rights under a stockholders’ agreement, MacAndrews & Forbes Incorporated has the right to designate four nominees for election to the Board.
The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.
The name, age (as of April 6, 2018), business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
Ronald O. Perelman	75	Director (Chairman)	2003
Kevin M. Sheehan	64	Director, President and Chief Executive Officer	2016
Peter A. Cohen	71	Director (Vice Chairman)	2000
Richard M. Haddrill	64	Director (Vice Chairman)	2014
M. Gavin Isaacs	53	Director (Vice Chairman)	2014
Viet D. Dinh	50	Director	2017
Gerald J. Ford	73	Director	2005
David L. Kennedy	71	Director	2009
Judge Gabrielle K. McDonald	75	Director	2014
Paul M. Meister	65	Director	2012
Michael J. Regan	75	Director	2006
Barry F. Schwartz	68	Director	2003
Frances F. Townsend	56	Director	2010

Ronald O. Perelman was named Chairman of the Board in November 2013. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Incorporated, a diversified holding company with interests in a diversified portfolio of public and private companies and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Revlon, Inc. and Revlon Consumer Products Corporation.

Kevin M. Sheehan joined our Board in August 2016 when he was also appointed to the position of President and Chief Executive Officer. Mr. Sheehan served as Chief Executive Officer of NCL Corporation Ltd., a leading global cruise line operator (“Norwegian Cruise Line”), from November 2008 through January 2015 and as President of Norwegian Cruise Line from August 2010 through January 2015 (and previously from August 2008 through March 2009). Mr. Sheehan also served as Chief Financial Officer of Norwegian Cruise Line from November 2007 until September 2010. Before joining Norwegian Cruise Line, Mr. Sheehan served as a consultant to private equity firms, including Cerberus Capital Management LP and Clayton Dubilier & Rice. From 2001 to 2005, Mr. Sheehan held various senior executive roles at Cendant Corporation, including Chairman and Chief Executive Officer of the corporation’s Vehicle Services Division (which included global responsibilities of Avis, Budget, PHH Vehicle Management Services and Wright Express) from January 2003 through May 2005 and Chief Financial Officer from March 2001 through May 2003. Earlier in his career, Mr. Sheehan served as President of STT Video Partners (Sega Channel) and was instrumental in the creation and launch of Telemundo. Mr. Sheehan served on the board of directors of Bob Evans Farms, Inc. from 2014 to August 2017. From 2015 through August 2016, Mr. Sheehan served as the John J. Phelan, Jr. Distinguished Professor at the Robert B. Willumstad School of Business at Adelphi University and, from August 2005 to January 2008, Mr. Sheehan served on the faculty of Adelphi University as a Distinguished Visiting Professor of accounting, finance and economics. Mr. Sheehan currently serves on the boards of directors of Dave & Buster’s Entertainment, Inc., operator of venues that combine entertainment and dining in North America for adults and families, where he has served since 2011, and New Media Investment Group Inc. and its predecessor, a diversified portfolio of local media assets and a digital marketing services business, where he has served since 2006.
Peter A. Cohen has served as Vice Chairman of the Board since September 2004. Mr. Cohen is Chairman of Cowen Inc. (formerly known as Cowen Group, Inc.), a diversified financial services company, and served as Chairman and Chief Executive Officer from 2009 through December 2017. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. Mr. Cohen served as a member of the board of directors of Chart Acquisition Corp. (which, as a result of a business combination, is now known as Tempus Applied Solutions Holdings, Inc.) from 2013 to 2015. From November 1992 to May 1994, Mr. Cohen was Vice Chairman of the Board and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990.
Richard M. Haddrill has served as Vice Chairman of the Board since February 2018. Mr. Haddrill was employed as Executive Vice Chairman starting in December 2014, following the Company’s acquisition of Bally Technologies, Inc. ("Bally") in November 2014 (the "Bally Acquisition"). Mr. Haddrill is the founder and manager of The Groop, LLC, a private investment and advisory company formed in January 2018. Previously, Mr. Haddrill served as Chief Executive Officer of Bally from 2004 to 2012 and from May 2014 until the Bally Acquisition, and he served on Bally’s board of directors from 2003 until the Bally Acquisition, including serving as Chairman of the Bally board from 2012 to 2014. Prior to joining Bally, Mr. Haddrill served as Chief Executive Officer and as a member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply-chain industry. Prior to that, he served as President and Chief Executive Officer of Powerhouse Technologies, Inc., a technology and gaming company involved in the video lottery industry and online lottery and pari-mutuel wagering systems. Mr. Haddrill also served on the board of directors of JDA Software Group, Inc., a leading provider of end-to-end integrated retail and supply chain planning and execution solutions, through 2012.
M. Gavin Isaacs was appointed Vice Chairman of the Board in August 2016 and has been a member of the Board since 2014. He previously served as President and Chief Executive Officer of the Company from June 2014 until August 2016. Mr. Isaacs is an accomplished gaming industry executive with more than 15 years of leadership experience. He served as Chief Executive Officer of SHFL entertainment, Inc. from April 2011 through November 2013 when the company was acquired by Bally. Prior to joining SHFL entertainment, Inc., Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally from 2006 through 2011. Prior to joining Bally, he held senior roles at Aristocrat Leisure Limited, including Head of Global Marketing and Business Development, Managing Director of Aristocrat’s London-based European subsidiary and President of Aristocrat Technologies, Inc., Aristocrat’s Las Vegas-based subsidiary. Mr. Isaacs previously served as a Trustee and the President of the International Association of Gaming Advisors, and as Vice Chairman of the board of directors of the American Gaming Association.
Viet D. Dinh has been a Director since June 2017, and is a partner at Kirkland & Ellis LLP, an international law firm providing legal advice in the areas of complex litigation, corporate and tax law, intellectual property, restructuring and other general counseling matters. Mr. Dinh has also served as a Professional Lecturer in Law focusing on corporations and constitutional law at Georgetown University since 2014. Previously, he served as a tenured law professor at Georgetown University from 1996 to 2014. Prior to joining Kirkland & Ellis in 2016, Mr. Dinh was a partner at Bancroft PLLC, a law and strategic consulting firm which he founded in 2003. From 2001 to 2003, Mr. Dinh served as Assistant Attorney General for Legal Policy at the U.S. Department of Justice, where he played a key role in developing legal policy initiatives to combat terrorism, including the USA Patriot Act. Mr. Dinh has served on the boards of directors of the following publicly traded companies within the last five years: Twenty-First Century Fox, Inc. (since 2013); LPL Financial Holdings, Inc. (since 2015); Revlon, Inc. and Revlon Consumer Products Corporation (from 2012 to May 2017); and News Corporation (from 2004 to 2013).
Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 42 years. Mr. Ford has served as a director of Hilltop Holdings Inc., a Texas-based, publicly traded, diversified financial holding company, since 2005, and as Chairman since 2007, and has served as a director of Freeport-McMoRan Inc., an international mining company with headquarters in Phoenix, Arizona, since 2000, and as Chairman since January 2016. Mr. Ford also is the Co-Managing Member of Ford Financial Fund II, L.P., a private equity fund that owns the controlling interest of Mechanics Bank.  During the past five years, Mr. Ford has also served as Chairman of the board of directors of Pacific Capital Bancorp (from 2010 to December 2012) and as a director of McMoRan Exploration Company (from 1998 to June 2013) and SWS Group, Inc. (from 2011 to 2015).
David L. Kennedy has served as a director since 2009, including serving as a Vice Chairman from 2009 through 2016. Mr. D. Kennedy has previously been an employee of the Company, most recently serving as Executive Vice Chairman from June 2014 to August 2014. Previously, he served as the Company's President and Chief Executive Officer from November 2013 to June 2014, and as Chief Administrative Officer from April 2011 until March 2012. During his 45-year business career, Mr. D. Kennedy held senior executive positions with Revlon, Inc. and The Coca-Cola Company and affiliates. In June 2016, he retired from his role as Senior Executive Vice President of MacAndrews & Forbes Incorporated and from the boards of Revlon, Inc., where he had served as Vice Chairman since 2009 (including serving in that capacity as an executive officer until November 2013) and as a director since 2006, and Revlon Consumer Products Corporation, where he had served as a director since 2006.
Judge Gabrielle K. McDonald is a former U.S. District Court judge. From 2001 until 2013, Judge McDonald served as a judge on the Iran-United States Claims Tribunal, The Hague, The Netherlands. Judge McDonald served as a judge on the International Criminal Tribunal for the former Yugoslavia in The Hague for six years, and was President of the Tribunal from 1997 until 1999. Judge McDonald is a member of the Council on Foreign Relations. During the past five years, Judge McDonald has also served as a director of Freeport-McMoRan Inc. and the American Arbitration Association.
Paul M. Meister has served as President of MacAndrews & Forbes Incorporated since 2014. Mr. Meister was appointed Executive Vice Chairman of Revlon, Inc. in January 2018. He is also co-founder and, since 2008, Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with diverse investments in healthcare, technology and distribution-related industries. Mr. Meister previously served as Chairman and Chief Executive Officer of inVentiv Health, Inc., a provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries, from 2010 until 2015. Mr. Meister was Chairman of Thermo Fisher Scientific Inc. ("Thermo Fisher"), a scientific instruments equipment and supplies company, from November 2006 until April 2007. He was previously Vice Chairman of Fisher Scientific International, Inc. ("Fisher Scientific"), a predecessor to Thermo Fisher, from March 2001 to November 2006, and Vice Chairman and Chief Financial Officer of Fisher Scientific from March 1991 to March 2001. Prior to Fisher Scientific, Mr. Meister held executive positions with the Henley Group, Wheelabrator Technologies and Abex, Inc. Mr. Meister has served as a director of Revlon,

Inc. since June 2016; LKQ Corporation, a distributor of vehicle products, since February 1999; Quanterix Corporation, a developer of ground-breaking tools in high definition diagnostics, since September 2013; and vTv Therapeutics Inc., a clinical-stage bio pharmaceutical company, since July 2015.
Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan has been a member of the board of directors of Lifetime Brands, Inc., a global provider of kitchenware, tableware and other home products, since 2012. During the past five years, Mr. Regan has also served as a member of the board of directors of DynaVox Inc. (from 2011 to January 2015).
Barry F. Schwartz has been Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates since December 2015. Mr. Schwartz was Executive Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates from October 2007 to December 2015. Prior to that, he was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz has been a director of Revlon, Inc. since November 2007 and Revlon Consumer Products Corporation since March 2004. Mr. Schwartz has also been a director of Gaming and Leisure Properties, Inc., a Pennsylvania real estate investment trust company, since May 2017. During the past five years, Mr. Schwartz has also served as a director of Harland Clarke Holdings Corp. (from 2005 to 2014).
Frances F. Townsend is Executive Vice President of Worldwide Government, Legal and Business Affairs of MacAndrews & Forbes Incorporated. She has been with MacAndrews & Forbes Incorporated since October 2010. Ms. Townsend was a corporate partner at the law firm of Baker Botts LLP from April 2009 to October 2010. Prior to that, she was Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from May 2004 until January 2008. Prior to serving the President, Ms. Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard and spent 13 years at the U.S. Department of Justice in various senior positions. She also serves on numerous governmental advisory and nonprofit boards. Ms. Townsend is a trustee on the board of the New York City Police Foundation and the Intrepid Sea, Air & Space Museum. She is also a member of the Council on Foreign Relations and the Trilateral Commission. Ms. Townsend has been a director of The Western Union Company since 2013, and Freeport-McMoRan Inc., an international mining company with headquarters in Phoenix, Arizona, since 2013. During the past five years, Ms. Townsend has also served as a director of SIGA Technologies, Inc. (from 2011 to 2014).
Designees of MacAndrews & Forbes Incorporated
Messrs. Perelman, Meister and Schwartz and Ms. Townsend were designated for election to the Board by MacAndrews & Forbes Incorporated pursuant to its rights under a stockholders’ agreement with us dated September 6, 2000, as supplemented by agreements dated June 26, 2002, October 10, 2003 and February 15, 2007. The stockholders’ agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such preferred stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of preferred stock or the common stock issued upon conversion thereof. All of the preferred stock was converted into common stock in August 2004. MacAndrews & Forbes Incorporated, which owned approximately 92% of the preferred stock prior to conversion and currently owns approximately 38.11% of our outstanding common stock, currently has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.
Qualifications of Directors
Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. The Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board’s overall composition.
In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual’s character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company’s business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, gaming, lottery and interactive gaming industry experience, experience with global operations, exposure to the development and marketing of technology and consumer products, and legal and regulatory experience.
As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.
The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including gaming, lottery and interactive gaming (Messrs. Haddrill, Isaacs and a number of our other long-serving directors), global operations (all directors), technology (Messrs. Haddrill, Isaacs, D. Kennedy and Meister), consumer products and marketing (Messrs. Perelman, Sheehan, Haddrill, Isaacs, D. Kennedy, and Schwartz), legal and regulatory (Messrs. Isaacs, Dinh and Schwartz and Madams McDonald and Townsend), investment and financial services (Messrs. Perelman, Cohen, Ford, D. Kennedy, Meister and Schwartz) and public accounting (Mr. Regan), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Perelman, Sheehan, Cohen, Haddrill, Isaacs, Ford, D. Kennedy, Meister and Schwartz), as a chief administrative officer of a major accounting firm (Mr. Regan), as chair of the Homeland Security Council and an officer in the U.S. Coast Guard (Ms. Townsend) and as a judge on an international criminal tribunal (Judge McDonald). Mr. Dinh and Ms. Townsend have extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as that of the Company. Mr. Isaacs has served as a senior executive and director of other gaming companies, which service has given him a deep knowledge of the Company and its businesses and directly relevant management experience. Mr. Sheehan has experience in the travel and leisure industry, providing him with insight into issues facing our customers. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THIRTEEN (13) NOMINEES

Corporate Governance
Overview. The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:

Corporate Governance Highlights
• Annual election of all directors	• Cash and equity compensation clawback policy
• Ten independent director nominees	• Anti-hedging policy
• Entirely independent Board committees (other than Executive and Finance Committee and Compliance Committee)	• Executive compensation based on pay-for-performance philosophy
• Regular executive sessions of independent directors	• Code of Business Conduct (and related training)
• Separate Chairman and Chief Executive Officer roles	• Stockholder right to call special meetings
• Regular Board and committee self-evaluations	• Stockholder right to act by written consent
• Director and officer stock ownership guidelines	• Absence of an “anti-takeover” rights plan and other “anti-takeover” provisions
• Risk management oversight by the Board and committees
Director Independence. The Board has adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the NASDAQ Stock Market. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

(1)	the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;

(2)	the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

(3)
the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan or non-discretionary compensation, or (d) compensation for service as an interim executive officer for a period of less than one year;

(4)
the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company’s securities or (b) payments under non‑discretionary charitable contribution matching programs;

(5)
the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(6)
the director or an immediate family member of the director is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

In applying these standards, the Board determined that each of Messrs. Cohen, Dinh, Ford, D. Kennedy, Meister, Perelman, Regan and Schwartz, and Madams Townsend and McDonald, qualify as independent directors, and none has a business or other relationship that would interfere with the director’s exercise of independent judgment. In connection with their analysis, the Board considered the fact that the Company has engaged Kirkland & Ellis, LLP, although not Mr. Dinh, who is a partner, at Kirkland & Ellis LLP, on certain legal matters and determined that this existing relationship would not interfere with Mr. Dinh’s exercise of independent judgment. Messrs. Sheehan, Isaacs, and Haddrill do not qualify as independent directors.
The full text of the Board’s Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors — Corporate Governance link on our website at www.scientificgames.com.
Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Investors — Corporate Governance link on our website at www.scientificgames.com.
Board Leadership Structure. As described above, the Board is comprised entirely of independent directors, other than Mr. Sheehan, our President and Chief Executive Officer, Mr. Isaacs, our former President and Chief Executive Officer from 2014 to 2016, and Mr. Haddrill, our former Executive Vice Chairman from 2014 through February 2018. The Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Executive and Finance Committee is comprised of independent directors and non-independent directors, and the Compliance Committee is comprised of independent directors, a non-independent director and an industry consultant. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when deemed appropriate. The Chairman of the Board and Chief Executive Officer roles are currently held by two different individuals.
Messrs. Cohen, Haddrill and Isaacs serve as Vice Chairmen of the Board, and the Board has also designated Mr. Cohen as the lead independent director. When the positions of Chairman of the Board and Chief Executive Officer are held by the same individual, Mr. Cohen’s lead independent director responsibilities include presiding over regularly held executive sessions of independent directors, facilitating communication between the independent directors and the Chief Executive Officer, and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the committees of the Board in their evaluations of management’s performance, and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight.
The Executive and Finance Committee, which includes four independent directors (Messrs. Meister, Perelman, Cohen and Schwartz) as well as three non-independent directors (Messrs. Sheehan, Isaacs and Haddrill), meets as needed to support the Board in the performance of its duties between regularly scheduled Board meetings, to implement the policy decisions of the Board and to provide strategic guidance and oversight to the Company.
The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.
Board’s Role in Risk Oversight. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.
The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (the "Code") (and related training), a strong ethics and compliance function that includes suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, an internal and external audit process, internal approval and signature authority processes and legal department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the Board committee chairmen regularly communicate with members of senior management, including Mr. Sheehan, to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and financing-related matters.
The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board’s risk oversight function. In particular, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and certain legal matters. The Audit Committee also oversees the internal audit function and regularly meets in private with both the Vice President of Internal Audit (who reports functionally to the Chief Financial Officer and has a direct reporting line to the Audit Committee) and representatives of the Company’s independent auditing firm. The Compensation Committee evaluates risks associated with the Company’s compensation programs and discusses with management procedures to identify and mitigate such risks. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Program as it Relates to Risk” below. The Compliance Committee is active in overseeing the Company’s program with respect to compliance with the laws applicable to the Company’s business, including gaming laws, as well as compliance with the Code and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process, which is designed to ensure that the vendors, consultants, customers and business partners of the Company are “suitable” or “qualified” as those terms are used by applicable gaming and lottery authorities, and regularly meets separately with the Senior Vice President, Chief Compliance Officer and Corporate Director of Security (who reports functionally to the Chief Executive Officer and has a direct reporting line to the Compliance Committee).
Board Meetings. The Board held a total of eight meetings during 2017, including three at which executive sessions were held with no members of management present. During 2017, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served, except for Mr. Dinh, who attended 67% of the total number of meetings he was eligible to attend following his election to the Board in June 2017. Mr. Dinh was excused from one Board meeting and one Nominating and Corporate Governance Committee meeting, both held on the same day in October 2017, due to a death in the family. Excluding this one-day absence, Mr. Dinh attended 100% of the scheduled meetings following his election to the Board.
Board Committees. The Board has five committees: the Audit Committee; the Compensation Committee; the Compliance Committee; the Executive and Finance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Executive and Finance Committee, which is comprised of four independent directors as well as Messrs. Sheehan, Haddrill and Isaacs, and the Compliance Committee, which is comprised of three independent directors and Mr. Sheehan, a director and our President and Chief Executive Officer, as well as Patricia Becker, a gaming industry consultant. The Board has approved charters for each Board committee, which can be accessed through the Investors — Corporate Governance link on our website at www.scientificgames.com. The current membership of each committee is as follows:

Audit Committee	Compensation Committee	Compliance Committee	Executive and Finance Committee	Nominating and Corporate Governance Committee
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Barry F. Schwartz (Chair)	Paul M. Meister (Chair)	Gerald J. Ford (Chair)
Peter A. Cohen	Paul M. Meister	Kevin M. Sheehan	Ronald O. Perelman	Viet D. Dinh
Gerald J. Ford	Barry F. Schwartz	Gabrielle K. McDonald	Kevin M. Sheehan	Michael J. Regan
		Frances F. Townsend	Peter A. Cohen	Frances F. Townsend
		Patricia Becker	Richard M. Haddrill
M. Gavin Isaacs
Barry F. Schwartz

Audit Committee. The Audit Committee is responsible for hiring the Company’s independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company’s internal accounting controls, the financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Audit Committee also oversees the Company’s internal audit function. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Stock Market, the independence standards under the Exchange Act, and the Company's Director Independence Guidelines, and that Mr. Regan qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee held seven meetings during 2017.
Compensation Committee. The Compensation Committee sets the compensation of the President and Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee held four meetings during 2017.
Compliance Committee. The Compliance Committee is responsible for providing oversight of the Company’s program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming and anticorruption laws, and with respect to compliance with the Code by employees, officers, directors and other representatives of the Company. The Compliance Committee held six meetings during 2017.
Executive and Finance Committee. The Executive and Finance Committee has broad authority to act on behalf of the Board in the oversight of the business and affairs of the Company and assists the Board in implementing Board policy decisions as requested by the Board from time to time. The Executive and Finance Committee did not hold any meetings during 2017.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessments of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee held five meetings during 2017.
The Nominating and Corporate Governance Committee does not have specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock held by the proposing stockholder and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (i) the 90th day prior to the annual meeting of stockholders or (ii) the tenth day following the day on which we publicly announce the date of the annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
Each notice of nomination should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the President and Chief Executive Officer and other third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.
Stockholder Communications with Directors. Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Scientific Games Corporation, 6601 Bermuda Road, Las Vegas, NV 89119. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.
Attendance at Stockholders’ Meetings. The Company encourages directors to attend the annual stockholders’ meeting. Last year, ten of the twelve directors then serving attended the annual meeting.
Compensation Committee Interlocks and Insider Participation. None of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a Related Person Transaction (as defined in "Certain Relationships and Related Person Transactions") in 2017. None of the Company’s executive officers serves, or in 2017 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.
Code of Ethics. The Board has adopted a Code of Business Conduct, or the Code, that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Investors — Corporate Governance link on our website at www.scientificgames.com.

Director Compensation
Non-Employee Director Compensation. The compensation program for Eligible Directors (as defined below) consists of annual retainers and equity awards (the "Eligible Director compensation program"). Under the Eligible Director compensation program, in 2017, Eligible Directors were entitled to receive:

(1)	an annual retainer for service on the Board of $75,000;

(2)
an annual committee retainer (in lieu of fees per committee meeting) of $10,000 ($15,000, in the case of the Audit Committee) for service on a committee (excluding for service on the Executive and Finance Committee);

(3)
an annual retainer for the chairs of the Compliance Committee and the Nominating and Corporate Governance Committee of $20,000 (and an annual retainer for the chair of the Audit Committee of $35,000); and

(4)
an annual grant of restricted stock units (“RSUs”) with a grant date value of $160,000 and a four-year vesting schedule, provided such Eligible Director satisfied the Board’s attendance requirement for the prior calendar year, as discussed below.

New Eligible Directors generally receive stock options for 10,000 shares of our common stock (with a four-year vesting schedule) upon joining the Board. For 2017, "Eligible Directors" consisted of all directors other than Messrs. Sheehan, Haddrill and Isaacs and, prior to March 2017 only, Mr. Cohen. Messrs. Sheehan, Haddrill and Isaacs were instead compensated based on their employment or consulting agreement with the Company, as applicable, and, prior to March 2017, Mr. Cohen received the Vice Chairman compensation described below. Mr. Sheehan's compensation is discussed in the section entitled "Executive Compensation".
The elements of the Eligible Director compensation program are evaluated and determined by the Compensation Committee, which takes into account competitive director compensation data provided by Compensation Advisory Partners, LLC, or CAP, for companies in a peer group of comparably sized companies in related industries as well as a general industry group of comparably sized companies. The Compensation Committee uses the comparative data provided by CAP as a general indicator of relevant market conditions, but does not set specific benchmark targets for total director compensation or for individual elements of the Eligible Director compensation program. No changes were made to the Eligible Director compensation program for 2017.
Awards of stock options and RSUs are subject to forfeiture if an Eligible Director leaves the Board prior to the scheduled vesting date for any reason, except that the vesting of such awards would accelerate in full upon an Eligible Director ceasing to serve on the Board due to death or disability.
The number of RSUs awarded in 2017 was determined by dividing the grant date value of $160,000 by the average of the high and low sales price of our common stock on the trading day immediately prior to the grant date and rounding down to the nearest whole number. As a result, 6,219 RSUs were awarded to each Eligible Director in 2017.
Eligible Directors with unexcused absences exceeding 25% of the meetings held by the Board and committees on which they served in the prior year are not eligible to receive an annual award of RSUs except that new Eligible Directors with less than six months of service in the prior year are not subject to such threshold with respect to the first grant made after becoming a director. All Eligible Directors serving at the time of grant (June 2017) satisfied the attendance requirements applicable for the 2017 awards.
Compensation Arrangements with non-Eligible Directors. Prior to March 2017, in lieu of participating in the Eligible Director compensation program set forth above, Mr. Cohen received a retainer of $250,000 per year for his service as a Vice Chairman of the Board and an annual grant of RSUs, with the same value and terms and conditions as the RSUs granted under the Eligible Director compensation program. For the remainder of the year, Mr. Cohen was compensated pursuant to the Eligible Director compensation program, including the 2017 annual grant of RSUs described above but with all cash compensation pro-rated. During 2017, in lieu of participating in the Eligible Director compensation program, Messrs. Isaacs and Haddrill were compensated for their service as Vice Chairman and Executive Vice Chairman, respectively, pursuant to agreements with the Company.

Under Mr. Haddrill’s employment agreement, as Executive Vice Chairman, Mr. Haddrill received (i) an annual base salary of $1,500,000 and (ii) a target annual incentive (the “Target Incentive”) in an amount determined by the Compensation Committee in accordance with the then applicable annual incentive plan, with the Target Incentive with respect to 2017 being set at $700,000 with a maximum annual incentive opportunity equal to 200% of the Target Incentive. Mr. Haddrill’s employment agreement expired on December 31, 2017 and Mr. Haddrill remained employed by the Company at the same salary through February 25, 2018.

In accordance with Mr. Haddrill's employment agreement, following its expiration, Mr. Haddrill and the Company entered into a consulting agreement, effective as of February 26, 2018. Mr. Haddrill's consulting agreement provides that in exchange for certain consulting services, including his continued service as Vice Chairman of the Board, from February 26, 2018 through December 31, 2018, subject to extension upon agreement by Mr. Haddrill and the Company, Mr. Haddrill will receive consulting fees of $125,000 per month, pro-rated for any partial month.

Mr. Isaacs entered into a consulting agreement with the Company, effective January 1, 2017, upon the expiration of his employment agreement on December 31, 2016. Under his consulting agreement, Mr. Isaacs is entitled to a monthly consulting fee of $83,333.33 and certain continued medical benefits in exchange for certain consulting services, including his continued service as Vice Chairman of the Board, through June 30, 2018, subject to extension upon agreement by Mr. Isaacs and the Company. In addition, under the terms of Mr. Isaacs’ consulting agreement, any unvested equity awards held by Mr. Isaacs as of the commencement of his consultancy, January 1, 2017, remained outstanding and have continued to vest in accordance with their original vesting schedule, subject to Mr. Isaacs' continued service and achievement of any applicable performance criteria, provided that any such equity awards that remain outstanding on June 30, 2018 will immediately vest as of such date if Mr. Isaacs is still providing services to the Company as of such date, subject to achievement of any applicable performance criteria.

In the event that the Company terminates Mr. Isaacs' consulting agreement prior to June 30, 2018 without cause, Mr. Isaacs would be entitled to receive the monthly consulting fee through June 30, 2018, and Mr. Isaacs' equity awards will be treated as if he had continued providing services to the Company through June 30, 2018.

Director Compensation for 2017. The table below shows the compensation earned by each of our directors for 2017; other than Mr. Sheehan, whose compensation as an executive is reflected in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ronald O. Perelman	75,000(5)	160,015	—	—	—	235,015
Peter A. Cohen	145,833(5)	160,015	—	—	—	305,848
Richard M. Haddrill	1,500,000(6)	—	—	699,300	9,450	2,208,750
M. Gavin Isaacs	1,000,000(7)	—	—	—	3,267	1,003,267
Viet Dinh	42,500(5)	160,015	130,000	—	—	332,515
Gerald J. Ford	110,000(5)	160,015	—	—	—	270,015
David L. Kennedy	75,000(5)	160,015	—	—	—	235,015
Judge Gabrielle K. McDonald	85,000(5)	160,015	—	—	—	245,015
Paul M. Meister	85,000(5)	160,015	—	—	—	245,015
Michael J. Regan	120,000(5)	160,015	—	—	—	280,015
Barry F. Schwartz	105,000(5)	160,015	—	—	—	265,015
Frances F. Townsend	95,000(5)	160,015	—	—	—	255,015

(1)
Reflects the grant date fair value of RSUs awarded during 2017 to all Eligible Directors and Mr. Cohen, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
Reflects the grant date fair value of stock options awarded to Mr. Dinh in connection with his appointment to the Board during 2017, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Reflects Mr. Haddrill’s incentive bonus payment under his employment agreement described above.

(4)	Reflects Company contributions to the Company’s 401(k) plan for Messrs. Haddrill and Isaacs.

(5)
Reflects annual retainers earned by Eligible Directors for 2017, except, in the case of Mr. Cohen, reflects a pro-rated annual cash retainer for his service as a Vice Chairman for January and February 2017 and the pro-rated Eligible Director compensation program for the remainder of the year, as described above, and, in the case of Mr. Dinh, reflects the pro-rated Eligible Director compensation program following his appointment to the Board in June 2017.

(6)	Reflects Ms. Haddrill's base salary paid under his employment agreement described above.

(7)	Reflects fees paid to Mr. Isaacs under his consulting agreement described above.

The table below shows the number of stock options and unvested RSUs held by each of our directors as of December 31, 2017; except for Mr. Sheehan, whose stock options and unvested RSUs are reflected in the Outstanding Equity Awards at Fiscal Year-End Table below:

Name	Stock Options (in shares)	RSUs
Ronald O. Perelman	—	27,698(1)
Peter A. Cohen	—	27,698(1)
Richard M. Haddrill	—	233,840(2)
M. Gavin Isaacs	452,660(3)	257,037(3)
Viet Dinh	10,000(4)	6,219(1)
Gerald J. Ford	—	27,698(1)
David L. Kennedy	—	24,203(1)
Judge Gabrielle K. McDonald	10,000(4)	24,203(1)
Paul M. Meister	10,000(4)	27,698(1)
Michael J. Regan	—	27,698(1)
Barry F. Schwartz	—	27,698(1)
Frances F. Townsend	—	27,698(1)

(1)	Reflects, for Eligible Directors on the applicable grant date, RSUs as described in more detail below:

Grant Date	Unvested Quantity	Vesting Schedule
June 11, 2014	3,495	Four-year vesting; 3,495 shares to vest on June 11, 2018
June 10, 2015	4,969	Four-year vesting; 2,484 and 2,485 shares to vest on June 10, 2018 and 2019, respectively
June 15, 2016	13,015	Four-year vesting; 4,338, 4,338 and 4,339 shares to vest on June 15, 2018, 2019 and 2020, respectively
June 19, 2017	6,219	Four-year vesting; 1,554, 1,555, 1,555 and 1,555 shares to vest on June 19, 2018, 2019, 2020 and 2021, respectively

(2)
For Mr. Haddrill, reflects (i) 226,244 performance-conditioned RSUs (at target level) that were granted on January 5, 2015 and vested on March 15, 2018, subject to the achievement of certain performance criteria (which vested on March 15, 2018 at the target level), and (ii) one quarter of an award of RSUs (7,596 RSUs) granted on December 8, 2014 (which vested on March 22, 2018 following termination of Mr. Haddrill's employment with the Company).

(3)	For Mr. Isaacs, reflects stock options and RSUs, as described in more detail below:

Grant Type	Grant Date	Unvested Quantity	Exercise Price	Vesting Schedule
Stock Options	June 9, 2014	40,296	$8.73	Four-year vesting; options to acquire 40,296 shares to vest on June 9, 2018
Stock Options	April 27, 2015	104,986	$12.83	Four-year vesting; options to acquire 52,493 shares to vest on each of April 27, 2018 and June 30, 2018
Stock Options	June 21, 2016	153,689	$9.65	Four-year vesting; options to acquire 51,230 shares vested on March 20, 2018 and options to acquire 102,459 shares to vest on June 30, 2018
Performance Stock Options	June 21, 2016	153,689	$9.65	Four-year vesting; performance contingency has been met; options to acquire 51,230 shares vested on March 20, 2018 and options to acquire 102,459 shares to vest on June 30, 2018
RSUs	June 9, 2014	21,484	n/a	Four-year vesting; 21,484 shares to vest on June 9, 2018
RSUs	April 27, 2015	52,611	n/a	Four-year vesting; 26,305 and 25,306 shares to vest on April 27, 2018 and June 30, 2018, respectively
RSUs	June 21, 2016	77,720	n/a	Four-year vesting; 25,907 shares vested on March 20, 2018 and 51,813 shares to vest on June 30, 2018
Performance RSUs	April 27, 2015	105,222	n/a	Three year performance contingency, which was achieved at the 84.5% level, and therefore 88,912 shares vested on March 15, 2018

(4)
Reflects stock options granted to Mr. Dinh, Judge McDonald and Mr. Meister on June 19, 2017, October 30, 2014 and March 20, 2012, respectively, upon the applicable director's joining the Board, each with a four-year vesting schedule and an exercise price of $26.05, $9.65 and $11.10, respectively. Mr. Dinh's stock options will vest and become exercisable on the first four anniversaries of the date of grant. The first, second and third installments of Judge McDonald’s stock options became exercisable on the first three anniversaries of the date of grant, and the balance is scheduled to vest and become exercisable on the fourth anniversary of the date of grant. Mr. Meister’s stock options vested and became exercisable on the first four anniversaries of the date of grant.

Director Stock Ownership Guidelines
The stock ownership guidelines are intended to align the financial interests of our officers and directors with the interests of our stockholders. Under the guidelines, directors, other than our President and Chief Executive Officer who is subject to the officer requirements, are required to own the lesser of (i) the number of shares of our common stock equal to five times the director’s annual retainer divided by the preceding 200-day average closing price of such shares and (ii) 15,000 shares of our common stock. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Each covered director has five years to comply from the later of the effective date of the policy and the date the director became subject to the policy. At present, all of our covered directors are in compliance with the ownership guidelines. Mr. Dinh joined the Board in June 2017 and will have until June 2021 to satisfy the required level of ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during 2017.

SECURITY OWNERSHIP
The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. The number of shares and the percentages of beneficial ownership set forth below are calculated as of March 30, 2018 based on outstanding shares of 90,717,267. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
Name and Address of Beneficial Owner	Number(1)	Percent(1)
MacAndrews & Forbes Incorporated 35 East 62nd Street New York, New York 10065	34,575,736(2)	38.11%
Sylebra HK Company Limited Floor 20, 28 Hennessy Road Wan Chai, Hong Kong	8,619,044(3)	9.50%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,609,383(4)	7.29%
The Vanguard Group 100 Vanguard Blvd Malvem, PA 19355	5,602,892(5)	6.18%
Ronald O. Perelman	34,651,897(6)	38.20%
Kevin M. Sheehan	232,854	*
Peter A. Cohen	248,986	*
Richard M. Haddrill	311,638	*
M. Gavin Isaacs	189,149	*
Viet D. Dinh	—	*
Gerald J. Ford	371,415	*
David L. Kennedy	63,551	*
Judge Gabrielle K. McDonald	14,673	*
Paul M. Meister	46,173	*
Michael J. Regan	53,633	*
Barry F. Schwartz	84,981	*
Frances F. Townsend	49,279	*
Michael A. Quartieri	85,849	*
James C. Kennedy	131,811	*
David W. Smail	105,403	*
Derik J. Mooberry	129,098	*
Karin-Joyce Tjon Sien Fat(7)	—	*
All current directors and executive officers as a group (consisting of 19 persons)(8)	37,030,735	40.48%
*    Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of March 30, 2018 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 30, 2018:

Mr. Isaacs 26,305 RSUs and 104,353 stock options; Judge McDonald 7,500 stock options; Mr. Meister 10,000 stock options; Mr. Sheehan 202,334 stock options; Mr. Quartieri 62,664 stock options; Mr. J. Kennedy 5,480 RSUs and 61,083 stock options; Mr. Smail 79,198 stock options; and Mr. Mooberry 4,465 RSUs and 84,174 stock options.

(2)
Includes shares held by SGMS Acquisition Corporation, RLX Holdings Two LLC, SGMS Acquisition Two LLC and SGMS Acquisition Three LLC, which are holding companies owned by MacAndrews & Forbes Incorporated, whose Chairman, Chief Executive Officer and sole stockholder is Mr. Perelman. MacAndrews & Forbes Incorporated has sole voting and dispositive power with respect to 34,575,736 shares, SGMS Acquisition Corporation has sole voting and dispositive power with respect to 26,385,736 shares, RLX Holdings Two LLC has sole voting and dispositive power with respect to 3,125,000 shares, SGMS Acquisition Two LLC has sole voting and dispositive power with respect to 3,495,000 shares and SGMS Acquisition Three LLC has sole voting and dispositive power with respect to 1,570,000 shares. The shares so owned are, or may from time to time be, pledged to secure obligations of MacAndrews & Forbes Incorporated or its affiliates.

(3)
Based on an amendment to Schedule 13G filed with the SEC on February 15, 2018 by Sylebra HK Company Limited, Sylebra Capital Management, Mr. Jeffrey Richard Fieler and Mr. Daniel Patrick Gibson, reporting beneficial ownership as of December 31, 2017. The Schedule 13G states that each such person has shared voting power and shared dispositive power with respect to 8,619,044 shares.

(4)
Based on an amendment to Schedule 13G filed with the SEC on January 23, 2018 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2017. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 6,491,288 shares and sole dispositive power with respect to 6,609,383 shares.

(5)
Based on a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, reporting beneficial ownership as of December 31, 2017. The Schedule 13G states that The Vanguard Group has sole voting power with respect to 103,542 shares, shared voting power with respect to 11,386 shares, sole dispositive power with respect to 5,492,564 shares and shared dispositive power with respect to 110,328 shares.

(6)
Includes the 34,575,736 shares reported in footnote 2 above, which may be deemed to be beneficially owned by Mr. Perelman, the Chairman, Chief Executive Officer and sole stockholder of MacAndrews & Forbes Incorporated. Mr. Perelman’s address is 35 East 62nd Street, New York, New York 10065.

(7)	Ms. Tjon Sien Fat served as Chief Operating Officer from February 13, 2017 through August 2, 2017.

(8)
Includes 723,456 shares issuable upon exercise of stock options and 40,878 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 30, 2018.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions made by the Compensation Committee and the matters considered in making such decisions. The Company’s executive compensation program is administered by the Compensation Committee, referred to in this section as the “Committee.” The Committee is responsible for determining the compensation of the Company’s President and Chief Executive Officer and other executive officers of the Company, and for overseeing the Company’s executive compensation program.
Our executive compensation program is designed to attract, reward and retain our executive officers. This Compensation Discussion and Analysis focuses on the compensation of our “named executive officers” for the fiscal year ended December 31, 2017, who were:

Executive	Position
Kevin M. Sheehan	President and Chief Executive Officer
Michael A. Quartieri	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
James C. Kennedy	Executive Vice President and Group Chief Executive of Lottery
David W. Smail	Executive Vice President and Chief Legal Officer
Derik J. Mooberry	Executive Vice President and Group Chief Executive of Gaming
Karin-Joyce Tjon Sien Fat	Former Chief Operating Officer

As used in this Compensation Discussion and Analysis and the tables and narratives that follow, (i) “SGICP” refers to our management incentive compensation program and (ii) “Target Compensation” refers to the sum of an executive's salary, target annual cash opportunity under the SGICP and target annual equity incentive compensation opportunity.
Executive Summary
Scientific Games is a leading developer of technology-based products and services and associated content for the worldwide gaming, lottery and interactive gaming industries. Our portfolio includes gaming machines and game content, casino-management systems, table game products and services, instant and draw-based lottery games, lottery systems, lottery content and services, interactive gaming (including sports betting technology) and social casino solutions and other products and services. We also gain access to technologies and pursue global expansion through strategic acquisitions and equity investments.
On January 5, 2018, we successfully completed the acquisition of NYX Gaming Group Limited, a Guernsey company and leading digital gaming software supplier for interactive, social and mobile gaming worldwide. At the end of fiscal 2017, we reported our operations in three business segments - Gaming, Lottery and Interactive. As a result of the NYX acquisition and starting with the first quarter 2018 reporting period, we will report our operations in four business segments, representing our different products and services: Gaming, Lottery, Social and Digital.
Our 2017 executive compensation program reflected key business priorities relating to operational and financial considerations, including the realization of ongoing cost savings, the creation of cash flow and continued innovation to provide best in class content and systems for our gaming, lottery and interactive product lines worldwide.
Financial performance in 2017 improved in all key areas relevant to management incentives: revenues for SGICP purposes (herein referred to as “SGICP Revenue,” a non-GAAP financial measure, with reconciliation provided to revenue in Appendix A) grew $187.9 million compared to 2016, EBITDA for SGICP purposes (herein referred to as “SGICP EBITDA,” a non-GAAP financial measure, with reconciliation provided to net loss in Appendix A) grew $143.2 million compared to 2016, and SGICP EBITDA minus capital expenditures (“CapEx”) grew by $97.0 million compared to 2016 due in part to reduced capital expenses. As a result of our improved performance in these areas, overall bonus levels across all business segments increased, and bonus levels in some business segments exceeded target levels.
Compensation Program Highlights for 2017
The following is a summary of the highlights of the Company’s executive compensation program:

•
Executive pay is substantially at risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets. The amount of target at-risk pay as a percentage of Target Compensation of our President and Chief Executive Officer and the average of the other named executive officers is shown below (excluding former employee, Ms. Tjon Sien Fat):

Executive	Target At‑Risk Pay (as a % of Target Compensation)
Mr. Sheehan	78%
Other Named Executive Officers (excluding former employee, Ms. Tjon Sien Fat)	66%

•
2017 SGICP annual cash bonuses to our named executive officers (excluding former employee, Ms. Tjon Sien Fat) paid out between 93.9% and 99.9% of target based on achievement of SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx goals and the Committee’s assessment of other relevant factors.

•	SGICP annual cash bonuses have varied with the Company's performance over the past five years as follows:

Actual SGICP Annual Cash Bonus as a % of Target Bonus Opportunity
Employees with Company-wide Responsibilities
2013	2014	2015	2016	2017
58%	12%	36%	73%	99.9%

•
In order to appropriately motivate and retain management, the Committee approved 2017 annual equity awards at the full target opportunity for named executive officers. 2016 and 2015 annual equity awards were also made at the full target opportunity. Providing competitive equity award opportunities in recent years was a priority after prior year reductions to annual equity award values in order to manage potential dilution and share usage under the Company’s 2003 Incentive Compensation Plan, as amended (the “2003 Plan”).

•
2017 annual equity awards for named executive officers included the use of performance-conditioned stock options that vest over time, but only if the 60-trading day average closing stock price of our common stock meets or exceeds 130% of the strike price of the stock options, or $28.00 per share (the “130% Performance Goal”), vesting on the later of (i) the scheduled vesting date per the time-vesting schedule described below and (ii) the date upon which the 130% Performance Goal is achieved. Those performance-conditioned stock options would be forfeited if the 130% Performance Goal was not achieved by March 20, 2021 and comprised one-third of the 2017 annual equity grant; time-vesting stock options and time-vesting RSUs each also comprised one-third of the grant, respectively. The 130% Performance Goal was achieved on August 11, 2017, and, therefore, the performance-conditioned stock options will vest in accordance with the time-vesting schedule as follows: 25% of the stock options will vest per year on each of the first four anniversaries of March 20, 2017.

Commitment to Good Governance and Best Practices
As part of its ongoing review of our executive compensation program, the Committee considers the results of our last “say on pay” proposal (approved by approximately 99.6% of the votes cast at the 2017 annual meeting of stockholders). To ensure its commitment to good governance of our executive compensation program, the Committee has taken a number of actions in recent years that it believes should be viewed favorably by our stockholders. Those actions include the following:

•	No guaranteed salary increases. Our named executive officers are not entitled to contractual inflation-based salary increases.

•
Challenging financial objectives for annual cash bonus and performance-conditioned equity awards. Performance metrics support important business priorities. No portion of the 2017 SGICP cash bonus attributable to a particular financial metric was payable unless at least 95% of the targeted amount was achieved, and the payout percentage at this minimum threshold level was 50% of an executive’s target bonus opportunity.

•
Inclusion of performance-conditioned stock options in 2017. As mentioned above, vesting of certain stock option awards was contingent on a challenging stock price target of attaining the 130% Performance Goal, which was achieved on August 11, 2017.

•
Stock ownership guidelines. The Company’s stock ownership guidelines apply to our directors, President and Chief Executive Officer and executive officers who report directly to our President and Chief Executive Officer. The guidelines encourage a long-term perspective in managing the Company and further align the interests of our executive officers and directors with the interests of stockholders. See “- Corporate Governance Policies - Stock Ownership Guidelines” below for additional information.

•
Clawback policy. The Company’s “clawback” policy subjects cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “- Corporate Governance Policies - Clawback Policy” below for additional information.

•	No hedging policy. The Company prohibits employees and directors from engaging in hedging transactions. See “- Corporate Governance Policies - No Hedging Policy” below for additional information.

•
Independent compensation consulting firm. The Committee benefits from its use of an independent compensation consulting firm, Compensation Advisory Partners, LLC, or CAP, which provides no other services to the Company.

•
Periodic risk assessment. The Committee has concluded that our executive compensation program does not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

•	No excise tax gross-ups. We do not agree to pay excise tax gross-ups.

•	No above-market returns. We do not offer preferential or above-market returns on compensation deferred by our executive officers.

•	No loans to executive officers. We do not make personal loans to our executive officers.

Objectives and Components of Compensation Program
The objectives of our executive compensation program are to attract and retain executive talent, to encourage and reward excellent performance by executives whose contributions drive the success of the Company and create value for our stockholders. The program is structured to provide compensation packages that are competitive with the marketplace and to reward executives based on both Company and, in certain circumstances, individual performance, to encourage long-term service and to align the interests of management and stockholders through incentives that encourage annual and long-term results.
The principal components of the Company’s executive compensation program consist of base salaries, annual performance-based incentive compensation and long-term incentive compensation. The Company also has employment agreements with named executive officers that include severance and change of control arrangements. The following is a description of the Company’s compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objective
Base Salary	* Provides fixed level of compensation	* Attracts and retains executive talent
Annual Incentive Compensation (cash bonuses)
* Target level of annual incentive compensation provides an attractive total cash opportunity that incentivizes achievement of the Company’s financial goals by tying payouts to Company financial performance, with actual annual incentive compensation payouts depending upon Company and, in certain circumstances, individual performance

* Fosters excellent business performance

* Aligns executive and stockholder interests by linking all or a portion of compensation to the annual performance of the Company

* Attracts and retains executive talent

Long-Term Incentive Compensation (stock options, performance-conditioned equity awards and time-vesting RSUs)
* Target level of long-term incentive compensation provides a market-competitive equity opportunity

* Conditioning certain equity awards upon achievement of multi-year financial performance targets and defined levels of share price appreciation aligns executive pay with stockholder interests

* Time-vesting RSUs promote executive retention

* Aligns executive and stockholder interests by linking a portion of compensation to long-term Company performance

* Fosters excellent business performance that creates value for stockholders

* Attracts and retains executive talent

* Encourages long-term service

Employment Agreements with Severance Provisions and Employment Agreements and Equity Incentive Plans with Change of Control Provisions
* Severance provisions under employment agreements provide benefits to ease an employee’s transition in the event of an unexpected employment termination by the Company due to changes in the Company’s employment needs

* Change in control provisions under employment agreements and equity incentive plans encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes
* Attracts and retains executive talent * Encourages long-term service

Base Salary
The base salaries of the Company’s executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer’s responsibilities, experience and contributions and internal equity considerations. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably. There were no changes to the named executive officers’ base salaries in 2017.
Annual Incentive Compensation
Annual cash bonuses under the SGICP are based upon (i) the Company’s performance relative to the achievement of financial targets, (ii) each business unit’s performance relative to the achievement of financial targets for executives directly involved with the operation of those units, as well as (iii) for certain executives, an assessment of the executive’s performance and contribution, including factors not quantitatively measurable by financial results. If the applicable financial performance targets are met or exceeded, participants are eligible to receive SGICP cash bonuses based on a pre-established target percentage of their base salaries, which target percentages for the named executive officers ranged from 75.0% to 100.0% of their base salaries.
The Company’s annual incentive compensation program is designed to align the executives’ bonus opportunities with the Company’s growth objectives, including the generation of free cash flow to pay down debt. For 2017, the annual incentive compensation program for executive officers included an initial funding feature intended to allow the awards to executive officers to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the

“Internal Revenue Code”). A pool equal to the aggregate of the maximum bonus amounts for our executive officers is funded if the Company financial performance meets or exceeds an Attributable EBITDA goal set by our Committee, which was achieved for 2017. The Committee uses its discretion to reduce the executive officer bonuses based on the Company’s or the applicable business unit’s (i) SGICP Revenue, (ii) SGICP EBITDA, (iii) SGICP EBITDA minus CapEx, each measured relative to pre-approved performance targets, and (iv) for certain executives, the executive's performance and contribution.
Although we disclose Attributable EBITDA in our quarterly earnings releases, we use a definition with certain adjustments to Attributable EBITDA for compensation measures, referred to herein as SGICP EBITDA for our SGICP targets. Attributable EBITDA (as defined in our earnings release filed with the Company’s Current Report on Form 8-K on February 28, 2018) includes adjustments for: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain legal settlements) and (d) other non-cash items; and (v) cost savings initiatives; (2) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (3) change in fair value of investments (included in other expense, net); (4) interest expense; (5) income taxes (benefit) provision; (6) stock-based compensation; and (7) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro-rata share of the EBITDA of our equity investments.
The Committee reviews the design of the annual incentive compensation plan each year with a view to realizing desired corporate objectives and in light of management’s recommendation as to financial targets and payout structure. In recent years, this review has focused on structuring an annual cash bonus payout scale that the Committee deems appropriate in light of our growth objectives and our interest in managing incentive compensation costs. For 2017, the Committee approved an annual cash bonus payout structure under which achievement of targeted financial performance would result in the payout of 100% of a named executive officer’s target bonus opportunity. The payout structure was approved based on the recommendation of our President and Chief Executive Officer (other than with respect to his own payout) and in order to competitively reward executives for the achievement of targeted goals.
No portion of the 2017 SGICP cash bonus attributable to a particular financial metric was payable unless at least 95% of the targeted amount was achieved, and the payout percentage at this minimum threshold level was 50% of an executive’s target bonus opportunity. Bonuses in excess of an executive’s target bonus opportunity were payable only if the financial results exceeded 100% of the targeted amount for the applicable financial metric. Had the Company achieved 110% or greater of the targeted amount for each financial metric, the calculated annual cash bonus for each of the named executive officers with Company‑wide responsibilities would have been multiplied by 200%. The multiplier is applied ratably for achievement between performance levels.
The SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx targets set at the beginning of 2017 for consolidated financial performance are shown below.

		Annual Cash Bonus Payout as Percentage of Target Award
		50%	100%	150%	200%
SGICP Revenue	Target ($ millions)	$2,896	$3,048	$3,201	$3,353
	% of Target	95%	100%	105%	110%
SGICP EBITDA	Target ($ millions)	$1,048	$1,103	$1,158	$1,213
	% of Target	95%	100%	105%	110%
SGICP EBITDA minus CapEx	Target ($ millions)	$745	$784	$823	$862
	% of Target	95%	100%	105%	110%

The 2017 annual cash bonus amounts for the eligible named executive officers with Company-wide responsibilities, were determined based on attainment of the consolidated financial performance targets for three equally weighted metrics: SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx. The annual cash bonus amounts for the named executive officers directly managing the operation of a business unit were determined based on the same metrics with the same relative weightings, except the outcomes were determined based on a combination of 50% consolidated results and 50% business unit results. The weightings of metrics were calculated as follows for our executive officers with Company-wide responsibilities who participated in the SGICP, which included Messrs. Sheehan, Quartieri and Smail and Ms. Tjon Sien Fat:

Performance Measure	Level Weighting		Metric Weighting		Overall Weighting
Consolidated
SGICP Revenue	100%	×	33.3%	=	33.3%
SGICP EBITDA	100%	×	33.3%	=	33.3%
SGICP EBITDA minus CapEx	100%	×	33.3%	=	33.3%
The weightings of metrics were calculated as follows for our executive officers who directly managed the operation of a business unit, including Mr. J. Kennedy, the head of the global Lottery business unit, and Mr. Mooberry, the head of the global Gaming business unit:

Performance Measure	Level Weighting		Metric Weighting		Overall Weighting
Consolidated
SGICP Revenue	50%	×	33.3%	=	16.6%
SGICP EBITDA	50%	×	33.3%	=	16.6%
SGICP EBITDA minus CapEx	50%	×	33.3%	=	16.6%

Business Unit(1)
SGICP Revenue	50%	×	33.3%	=	16.6%
SGICP EBITDA	50%	×	33.3%	=	16.6%
SGICP EBITDA minus CapEx	50%	×	33.3%	=	16.6%

(1)    For Mr. J. Kennedy, the global Lottery business unit and, for Mr. Mooberry, the global Gaming business unit.
Based on the 2017 annual cash bonus payout structure, the named executive officers had the following bonus opportunities:

Executive	Threshold Annual Bonus Opportunity (% of Base Salary)	Target Annual Bonus Opportunity (% of Base Salary)	Maximum Annual Bonus Opportunity (% of Base Salary)
Mr. Sheehan	50.0%	100.0%	200.0%
Mr. Quartieri	37.5%	75.0%	150.0%
Mr. J. Kennedy	37.5%	75.0%	150.0%
Mr. Smail	37.5%	75.0%	150.0%
Mr. Mooberry	37.5%	75.0%	150.0%
Ms. Tjon Sien Fat	37.5%	75.0%	150.0%

Company-Wide Annual Cash Bonus Results
For Messrs. Sheehan, Quartieri and Smail, each of whom had Company-wide responsibilities in 2017, the SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx results for annual cash bonuses under the SGICP in 2017 represented achievement of 100.7%, 99.7% and 99.5%, respectively, of our targeted 2017 financial goals. For Ms. Tjon Sien Fat, as part of her separation agreement, she received $281,250 as an annual cash bonus under the SGICP, representing the minimum incentive compensation award for 2017 provided for under her employment agreement.
As shown in the table below, the resulting overall 2017 annual cash bonuses paid to Messrs. Sheehan, Quartieri and Smail represented 99.9% of their target annual cash bonus opportunities:

		2017 ($ millions)
		95% Target	100% Target		Results	Weighted Actual Payout
		Achievement	Achievement		(% of	(% of
		(50%	(100%	SGICP	Target	Target Bonus
	Weighting	payout)	payout)	Results(1)	Achievement)	Opportunity)
Consolidated
SGICP Revenue	33.3%	$ 2,896.2	$ 3,048.6	$ 3,071.3	100.7%	35.8%
SGICP EBITDA	33.3%	1,047.9	1,103.1	1,099.4	99.7%	32.3%
SGICP EBITDA minus CapEx	33.3%	744.8	784.0	780.3	99.5%	31.8%
				Weighted Total:		99.9%

(1)	Refer to Appendix A for reconciliation of 2017 SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx for SGICP purposes, which are non-GAAP financial measures.
Global Lottery Annual Cash Bonus Results
For Mr. J. Kennedy, who was the head of the global Lottery business unit in 2017, the global Lottery SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx results for annual cash bonuses under the SGICP in 2017 represented 99.7%, 99.7% and 100.0%, respectively, of targeted 2017 financial goals. The portion of Mr. J. Kennedy’s annual cash bonus based on consolidated SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx was calculated as described in the above section relating to executive officers with Company-wide responsibilities. Based on its evaluation of the performance of the global Lottery business unit in 2017, the Committee then reduced the resulting bonus payout by 5% for Mr. J. Kennedy. As shown in the table below, the resulting overall 2017 annual cash bonus paid to Mr. J. Kennedy represented 93.9% of his target annual cash bonus opportunity.

		2017 ($ millions)
		95% Target	100% Target		Results	Weighted Actual Payout
		Achievement	Achievement		(% of	(% of
		(50%	(100%	SGICP	Target	Target Bonus
	Weighting	payout)	payout)	Results(1)	Achievement)	Opportunity)
Consolidated
SGICP Revenue	16.6%	$2,896.2	$3,048.6	$ 3,071.3	100.7%	17.9%
SGICP EBITDA	16.6%	1,047.9	1,103.1	1,099.4	99.7%	16.1%
SGICP EBITDA minus CapEx	16.6%	744.8	784.0	780.3	99.5%	15.9%

Global Lottery
SGICP Revenue	16.6%	$778.9	$819.9	$817.1	99.7%	16.1%
SGICP EBITDA	16.6%	279.9	294.6	293.6	99.7%	16.1%
SGICP EBITDA minus CapEx	16.6%	203.6	214.3	214.6	100.0%	16.7%
				Weighted Total:		98.9%
				Weighted Total(2):		93.9%

(1)	Refer to Appendix A for reconciliation of 2017 SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx for SGICP purposes, which are non-GAAP financial measures.

(2)	Reflects 5% reduction that was applied to Mr. J. Kennedy's SGICP bonus payout.
Global Gaming Annual Cash Bonus Results
For Mr. Mooberry, who was the head of the global Gaming business unit in 2017, the global Gaming SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx results for annual cash bonuses under the SGICP in 2017 represented 101.9%, 99.5% and 97.7%, respectively, of targeted 2017 financial goals. The portion of Mr. Mooberry’s bonus based on consolidated SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx was calculated as described above in the section relating to executive officers with Company-wide responsibilities. As shown in the table below, the resulting overall 2017 annual cash bonus paid to Mr. Mooberry, represented 98.6% of his target annual cash bonus opportunity.

		2017 ($ millions)
		95% Target	100% Target		Results	Weighted Actual Payout
		Achievement	Achievement		(% of	(% of
		(50%	(100%	SGICP	Target	Target Bonus
	Weighting	payout)	payout)	Results(1)	Achievement)	Opportunity)
Consolidated
SGICP Revenue	16.6%	$2,896.2	$3,048.6	$3,071.3	100.7%	17.9%
SGICP EBITDA	16.6%	1,047.9	1,103.1	1,099.4	99.7%	16.1%
SGICP EBITDA minus CapEx	16.6%	744.8	784.0	780.3	99.5%	15.9%

Global Gaming
SGICP Revenue	16.6%	$1,712.9	$1,803.1	$1,838.1	101.9%	19.9%
SGICP EBITDA	16.6%	824.6	868.0	864.0	99.5%	15.9%
SGICP EBITDA minus CapEx	16.6%	651.4	685.7	670.0	97.7%	12.8%
				Weighted Total:		98.6%

(1)	Refer to Appendix A for reconciliation of 2017 SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx for SGICP purposes, which are non-GAAP financial measures.
Summary
In Summary, the Committee approved annual cash bonuses for 2017 for the eligible named executive officers as shown below:

Executive	Actual Annual Bonus Award	Award as a % of Target Annual Bonus Opportunity	Award as a % of Base Salary
Mr. Sheehan	$1,798,200	99.9%	99.9%
Mr. Quartieri	$449,500	99.9%	74.9%
Mr. J. Kennedy	$510,581	93.9%	70.4%
Mr. Smail	$449,500	99.9%	74.9%
Mr. Mooberry	$406,725	98.6%	73.9%
Ms. Tjon Sien Fat(1)	$281,250	50.0%	37.5%

(1)	The bonus payout for Ms. Tjon Sien Fat was pursuant to her separation agreement, as described below in "Potential Payments Upon Termination or Change in Control - Ms. Tjon Sien Fat".
Long-Term Incentive Compensation
Annual Equity Awards
The Company’s executive officers received annual long-term incentive compensation awards, comprised of time-vesting stock options, performance-conditioned stock options and time-vesting RSUs, which link their compensation to the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, eligible executives have a target annual equity award opportunity equal to a designated percentage of their base salary (with the actual award determined on or prior to the grant date, in the discretion of the Committee). Long-term incentive opportunities are the largest component of variable compensation for the executives, which appropriately ties a significant proportion of their compensation to the long-term performance of the business. The target annual equity award opportunities for 2017 are shown below:

Executive	Target Equity Award Opportunity for 2017 (% of Salary)
Mr. Sheehan	250%
Mr. Quartieri	125%
Mr. J. Kennedy	125%
Mr. Smail	125%
Mr. Mooberry	125%
Ms. Tjon Sien Fat(1)	125%

(1)     Ms. Tjon Sien Fat's annual equity awards were forfeited in connection with her separation of employment from the Company.

In 2017, the Committee awarded Messrs. Sheehan, Quartieri, J. Kennedy, Smail and Mooberry and Ms. Tjon Sien Fat one-third of the value of their annual equity awards in the form of time-vesting stock options, one-third in the form of performance-conditioned stock options and one-third in the form of time-vesting RSUs. The vesting of the performance-conditioned stock options was conditioned on the Company’s common stock meeting or exceeding the 130% Performance Goal on or before March 20, 2021. The 130% Performance Goal represented a 60-day average closing stock price meeting or exceeding 130% of the strike price of the stock options, which were granted on March 9, 2017. In each case, the grant date fair value or, in the case of the stock options, exercise price, was determined as the average of the high and low selling prices of the Company’s common stock on the trading day immediately prior to the grant date. Upon satisfaction of the performance condition, the performance-conditioned stock options convert to time-vesting stock options that vest 25% per year on each of March 20, 2018 and the next three anniversaries of March 20, 2018. The 130% Performance Goal was achieved on August 11, 2017. The time-vesting stock options and time-vesting RSUs are scheduled to vest in equal annual installments over a period of four years starting March 20, 2018.
Information regarding the 2017 annual equity awards is set forth below:

Executive	Date of Grants	Time-Vesting Stock Options(1)	Vesting Schedule of Time-Vesting Stock Options(2)	Performance-Conditioned Stock Options(1)	Vesting Schedule of Performance-Conditioned Stock Options(3)	Time- Vesting RSUs	Vesting Schedule of Time-Vesting RSUs(2)
Mr. Sheehan	03/09/2017	137,236	4 years	137,236	4 years	69,444	4 years
Mr. Quartieri	03/09/2017	22,872	4 years	22,872	4 years	11,574	4 years
Mr. J. Kennedy	03/09/2017	27,637	4 years	27,637	4 years	13,985	4 years
Mr. Smail	03/09/2017	22,872	4 years	22,872	4 years	11,574	4 years
Mr. Mooberry	03/09/2017	20,966	4 years	20,966	4 years	10,609	4 years
Ms. Tjon Sien Fat(4)	03/09/2017	28,591	4 years	28,591	4 years	14,467	4 years

(1)
Stock options were granted with an exercise price equal to the average of the high and low prices of our common stock on the trading day immediately prior to the grant date, which was $21.60 for all named executive officers.

(2)	Awards vest in four equal annual installments on each of March 20, 2018 and the first three anniversaries of that date.

(3)	Awards vest in four equal annual installments on each of March 20, 2018 and the first three anniversaries of that date, as a result of the 130% Performance Goal being achieved on August 11, 2017.

(4)	Ms. Tjon Sien Fat's annual equity awards were forfeited in connection with her separation of employment from the Company.

Other 2017 Equity Awards
In 2017, we made a special grant of equity awards to Ms. Tjon Sien Fat in connection with her commencement of employment. The award consisted of 100,000 performance-conditioned RSUs granted on February 23, 2017, which would have cliff-vested in March 2020 contingent on the achievement of defined levels of EBITDA improvement over a three-year period. This award was forfeited in connection with Ms. Tjon Sien Fat's separation of employment from the Company.
Previously Granted Annual Performance-Conditioned Awards
Certain of the named executive officers (Messrs. J. Kennedy, Smail and Mooberry) received an award of performance-conditioned RSUs in 2015, the vesting of which was based on cumulative SGICP EBITDA achievement over the three-year period from 2015 through 2017. The cumulative SGICP EBITDA target, $3.3 billion, was based on consensus analyst estimates for the Company’s EBITDA performance as well as anticipated year-over-year growth through 2017. The payout schedule for these performance-conditioned RSUs is as follows:

		% of Performance-Conditioned RSUs Vesting(1)
		0%	70%	100% (Target)	120%	150%
Three-Year Cumulative SGICP EBITDA (2015 - 2017)	Target ($ million)	<$2,600	$2,600	$3,300	$3,600	≥$4,000
	% of Target	<80%	80%	100%	110%	≥120%

(1)	The percentage of performance-conditioned RSUs vesting is interpolated between performance levels, increasing or decreasing in proportion to the performance achievement between levels.
For fiscal years 2015, 2016 and 2017, SGICP EBITDA achievement was $876.3 million, $956.2 million and $1,099.4 million, respectively. Three-year cumulative SGICP EBITDA achievement was $2,931.9 million, for a resulting payout of 84.5%, as follows:

Executive	Date of Grants	Quantity Performance-Conditioned RSUs Granted	Performance Period	Quantity Performance-Conditioned RSUs Vesting	Value(1) ($)
Mr. J. Kennedy	04/27/2015	21,921	3 years	18,523	851,873
Mr. Smail	08/03/2015	16,441	3 years	13,892	638,893
Mr. Mooberry	04/27/2015	17,861	3 years	15,092	694,081

(1)	Value based on the average of the high and low prices of our common stock as of the date the RSUs were settled, March 15, 2018 ($45.99).

Retirement Plans
Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. The Company made a matching contribution of 100% of the first 1% of contributions and 50% of the next 5% of contributions (for a match of up to 3.5% of eligible compensation).

We also have a non‑qualified deferred compensation plan that enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their annual cash bonus under the SGICP during their employment or for certain specified minimum deferral periods. The Company does not make any matching or profit sharing contributions under this plan. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured and remain part of the Company’s general assets until distributed to the participants.

The value of a participant’s account balance is based solely on the participant’s deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments. None of our named executive officers participate in our non-qualified deferred compensation plan.

Corporate Governance Policies
Stock Ownership Guidelines
The Committee approved stock ownership guidelines requiring our directors, President and Chief Executive Officer and executive officers who report to our President and Chief Executive Officer (including the current named executive officers) to acquire and maintain a meaningful ownership interest in the Company. These guidelines are intended to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of our stockholders. Covered individuals are required to own the lesser of (i) a number of shares of our common stock equal to a specified multiple of annual base salary (or in the case of directors, other than our President and Chief Executive Officer, annual cash retainer for Board service) divided by the preceding 200-day average closing price of such shares and (ii) a fixed number of shares. The stock ownership requirement varies based on position, as shown in the table below. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Covered individuals will have five years to comply from the date the individual became subject to the policy or to an increased level under the policy. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options, net of applicable taxes, until the ownership requirements are met.

Job Level	Minimum Required Ownership Interest
President and Chief Executive Officer	Lesser of five times annual base salary and 475,000 shares
Group Chief Executives and Chief Financial Officer	Lesser of two times annual base salary and 70,000 shares
Other Executive Officers Reporting to the President and Chief Executive Officer	Lesser of annual base salary and 25,000 shares

The following table summarizes the ownership of our named executive officers against these guidelines as of December 31, 2017 (excluding former employee, Ms. Tjon Sien Fat, who is no longer subject to these guidelines). All of our current named executive officers are in compliance with our guidelines.

	Lessor Of
Name	Ownership Requirement ( # of Shares Based on Multiple of Salary)	Ownership Requirement (# of Shares/ Units)	Current Ownership (# of Shares/ Units)
Mr. Sheehan(1)	256,300	475,000	129,748
Mr. Quartieri	34,200	70,000	59,325
Mr. J. Kennedy	41,300	70,000	168,387
Mr. Smail	34,200	25,000	63,791
Mr. Mooberry	31,300	70,000	84,436
(1) Mr. Sheehan became subject to the guidelines upon his hire in August 2016 and will have until August 2021 to satisfy the requirements.

Clawback Policy
The Committee and the Board approved a cash and equity compensation “clawback” policy. Under the policy, the Committee may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Committee determines was due to an executive’s fraud or gross misconduct:

•	cancel the executive’s outstanding incentive compensation awards (defined as annual cash bonus and equity compensation, whether or not vested);

•	disqualify the executive from receiving future incentive compensation awards;

•	recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or

•
recoup the executive’s gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.

The Committee and the Board intend to review and consider updates to this policy from time to time. In addition, to the extent that the SEC adopts final rules for clawback policies that require changes to our policy, we will revise our policy accordingly.
No Hedging Policy
The Committee also approved a policy prohibiting employees and directors from hedging or engaging in similar transactions designed to protect against declines in the market price of our common stock. In particular, employees and directors may not:

•	purchase or sell options (e.g., puts, calls and collars) relating to our securities;

•	purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities; or

•	engage in short sales of Company stock.
Peer Group
As a general matter, the Committee uses compensation data derived from a peer group of companies as a general indicator of relevant market conditions for both executives’ and non-employee directors’ compensation, but does not set specific benchmark targets for total executive or non-employee director compensation or for individual elements of executive or non-employee director compensation.
The Committee, in consultation with its independent consultant, Compensation Advisory Partners, LLC, or CAP, approved a peer group of 16 companies for fiscal year 2017. The peer group was comprised of Activision Blizzard, Inc., Alliance Data Systems Corporation, Boyd Gaming Corporation, Cadence Design Systems Inc., Cardtronics plc., Crane Co., Daktronics Inc., Diebold Nixdorf, Inc., Electronic Arts Inc., Everi Holdings Inc., Global Payments Inc., IAC/InterActiveCorp, International Game Technology PLC, Penn National Gaming Inc., Pinnacle Entertainment Inc. and Take-Two Interactive Software Inc. As measured following the fourth quarter of fiscal 2017, the Company’s trailing 12-month revenue was at the 52nd percentile of the peer group, while our market capitalization was at the 45th percentile.
Role of Management
The Committee works directly with our Chief Human Resources Officer on our executive compensation program and receives recommendations from the President and Chief Executive Officer regarding the compensation of executive officers, other than with respect to the President and Chief Executive Officer’s own compensation. The Committee has the authority to follow these recommendations or make different determinations in its sole discretion.

Role of Compensation Consultant
The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or other experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee has engaged CAP to provide such independent advice, including:

•	attending scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;

•	periodically reviewing and recommending updates to our compensation peer group;

•	conducting competitive compensation reviews with respect to senior executives and non‑employee directors;

•	advising on long-term incentive programs generally, as well as on alternatives to historical equity grants;

•	advising the Committee on legal and regulatory developments;

•	advising on certain policies, including policies relating to stock ownership guidelines, compensation clawbacks and hedging prohibitions;

•	advising on the design of annual incentives under the SGICP; and

•	assisting in the review of the Company’s compensation policies and practices, with a focus on incentive programs, from a risk management perspective.
CAP generally attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee’s Chairman or the Committee’s other members outside of meetings. CAP was retained by and reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for its work, and CAP does not provide any other services to, or receive any other fees from, the Company without the prior approval of the Committee's Chairman.
In 2017, the Committee reviewed the independence of CAP in light of the criteria set forth in the final rules relating to compensation consultant independence that were issued by the SEC in June 2012. Based on this review, the Committee is satisfied that no conflicts of interest exist that interfere with the independence of CAP, and CAP is fully able to provide to the Committee independent advice regarding executive and non-employee director compensation.
Compensation Program as it Relates to Risk
The Company’s management and the Committee, with the assistance of CAP, periodically review the Company’s compensation policies and practices, focusing particular attention on incentive programs, so as to ensure that they do not encourage excessive risk-taking by the Company’s employees. Specifically, this review includes the SGICP (in which executives generally participate), the Company’s business unit bonus and commission plans (in which other employees participate) and the Company’s long-term incentive plan. As discussed above, the SGICP is generally designed to reward achievement of annual results when measured against performance metrics, whereas the annual equity incentive plan is designed to link a portion of compensation to long‑term Company performance. Management and the Committee do not believe that the Company’s compensation program creates risks that are reasonably likely to have a material adverse impact on the Company for the following reasons:

•
our incentive programs appropriately balance short- and long-term incentives, with a significant percentage of total compensation for the senior executive team provided in the form of incentive compensation focused on the Company’s long-term performance;

•	the SGICP uses multiple financial performance metrics that encourage executives and other employees to focus on the overall health of the business rather than on a single financial measure;

•	a qualitative assessment of individual performance is generally a component of individual compensation payments;

•	annual cash bonuses under the SGICP and business unit plans are capped;

•
the Committee approved stock ownership guidelines applicable to senior executives and directors, a clawback policy with respect to cash and equity incentive compensation, and a prohibition on hedging our stock;

•
executive officers and certain other key employees with access to material nonpublic information must obtain permission from the Company’s Chief Legal Officer to trade in shares of our common stock, even during an open trading period;

•
Board and management processes are in place to oversee risk associated with the SGICP and business unit plans, including periodic business performance reviews by management and regular bonus accrual updates to the Committee; and

•
the Company’s risk management processes - including the Company’s enterprise risk management program, Code (and related training), strong ethics and compliance function that includes suitability reviews of customers and other persons and entities with which the Company does business, internal approval processes and legal department review of contracts - mitigate the potential for undue risk-taking.

Employment Agreements; Severance and Change in Control Arrangements
We typically enter into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are generally desirable as a means to attract executive talent, to encourage long-term service, to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition, to impose the restrictive covenants described below and, where practicable, to provide severance and other terms and conditions comparable to those provided to similarly situated executives.

The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive’s transition in the event of an unexpected termination by the Company due to changes in the Company’s employment needs. Severance provisions that are included in the agreements do not generally enhance an employee’s current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.
The employment agreements with our named executive officers generally provide for enhanced severance payments if the named executive officer’s employment is terminated in connection with a change in control (as defined in the applicable employment agreement). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are not triggered in connection with a change in control unless an executive’s employment is terminated without “cause” or the executive terminates for “good reason” within certain timeframes.
The Company has change in control provisions in the 2003 Plan such that unvested stock options, RSUs and other equity awards would generally accelerate upon a change in control (as defined in the 2003 Plan). These provisions apply to all 2003 Plan participants. The Committee believes that these provisions are appropriate given that an employee’s position could be adversely affected by a change in control even if he or she is not terminated.

We entered into an employment agreement in 2017 with Ms. Tjon Sien Fat in connection with her commencement as Chief Operating Officer. In connection with Ms. Tjon Sien Fat's separation of employment from the Company, we entered into a separation agreement with her, the terms of which are described below in "Potential Payments Upon Termination or Change in Control - Ms. Tjon Sien Fat".
Tax Deductibility of Executive Compensation
In implementing the Company’s executive compensation program, the Committee’s general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code, which limits a public company’s tax deduction for certain compensation in excess of $1.0 million paid to the chief executive officer and certain of the other highest paid executive officers. The Tax Cuts and Jobs Act amended Section 162(m) of the Internal Revenue Code to, among other things, include a company's chief financial officer among the covered individuals and eliminate the exemption for performance-based compensation; as a result, compensation paid to named executive officers that exceeds $1.0 million in a calendar year is no longer deductible (with the exception of certain amounts that may qualify for grandfathering under the prior rules). While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company’s executive compensation program, the Committee has authorized and may in the future authorize compensation that does not qualify for tax deductibility in circumstances in which the Committee believes it is necessary or appropriate to give priority to other objectives of the Company.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee

Peter A. Cohen, Chairman Paul M. Meister Barry F. Schwartz

Summary Compensation Table
The table below shows the compensation of our President and Chief Executive Officer, our Chief Financial Officer, our other three most highly compensated executive officers who were serving as executive officers as of December 31, 2017 and our former Chief Operating Officer, who would have been one of our other three most highly compensated executive officers if she was serving as an executive officer as of December 31, 2017. These six individuals are the named executive officers for 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non‑Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin M. Sheehan	2017	1,800,000	—	1,499,990	2,999,978	1,798,200	9,450	8,107,618
President and	2016	671,538	900,000	4,276,436	1,244,558	—	694,622	7,787,154
Chief Executive Officer
Michael A. Quartieri	2017	600,000	—	249,998	499,982	449,500	9,450	1,808,930
Executive Vice President,	2016	580,769	—	249,993	487,080	305,417	10,229	1,633,488
Chief Financial Officer, Treasurer and Corporate Secretary
James C. Kennedy	2017	725,000	—	302,076	604,144	510,581	9,450	2,151,251
Executive Vice President, Group	2016	724,231	—	772,474	588,560	542,119	26,855	2,654,239
Chief Executive of Lottery	2015	675,000	—	562,493	281,274	203,006	9,275	1,731,048
David W. Smail	2017	600,000	—	249,998	499,982	449,500	9,450	1,808,930
Executive Vice President, Chief Legal Officer	2016	600,000	—	249,993	487,080	329,850	10,398	1,677,321
Derik J. Mooberry	2017	550,000	—	229,154	458,316	406,725	8,039	1,652,234
Executive Vice President, Group	2016	550,000	—	229,159	446,492	315,563	22,573	1,563,788
Chief Executive of Gaming	2015	552,115	—	458,313	229,184	163,763	7,987	1,411,362
Karin-Joyce Tjon Sien Fat (7) Former Chief Operating Officer	2017	360,576	281,250	2,331,487	625,000	—	485,626	4,083,939

(1)	The amounts in the “salary” column reflect base salary amounts paid during the applicable year to the named executive officers.

(2)
The amount in the "bonus" column for 2017 reflects Ms. Tjon Sien Fat's contractual bonus paid for 2017 in accordance with her employment agreement and separation agreement. The amount in the "bonus" column for 2016 reflects Mr. Sheehan's contractual bonus paid for 2016 in accordance with his employment agreement.

(3)
The amounts in the “stock awards” column reflect the aggregate grant date fair value of RSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)
The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(5)	The amounts in the “non-equity incentive plan compensation” column reflect the annual performance bonuses awarded under the SGICP.

(6)	The amounts indicated in the “all other compensation” column for 2017 include the following:

(a)	Company contributions to the Company’s 401(k) plan for Messrs. Sheehan ($9,450), Quartieri ($9,450), J. Kennedy ($9,450), Smail ($9,450) and Mooberry ($8,039) and Ms. Tjon Sien Fat ($8,683).

(b)
For Ms. Tjon Sien Fat, severance of $356,971, payout of accrued vacation upon termination of $24,515, relocation assistance of $72,511 (including corporate housing, moving expenses and a cash allowance for relocation upon termination of employment), an additional payment of $22,428 to cover taxes on a portion of such assistance, and long-term disability insurance. See also "Potential Payments Upon Termination or Change in Control - Ms. Tjon Sien Fat" below.

(7)
Ms. Tjon Sien Fat served as Chief Operating Officer from February 13, 2017 through August 2, 2017. The amounts in the "stock awards" and "option awards" columns were forfeited in connection with her separation of employment from the Company.

Grants of Plan-Based Awards for Fiscal Year 2017
The table below provides information regarding the SGICP awards, stock options and RSUs granted to the named executive officers during 2017.

					Estimated	All Other	All Other		Grant
					Future	Stock	Option		Date Fair
	Estimated Future Payouts				Payouts	Awards:	Awards:	Exercise	Value of
	Under Non‑Equity Incentive				Under Equity	Number of	Number of	or Base	Stock
	Plan Awards				Incentive Plan	Shares	Securities	Price of	and
	($)(1)				Awards(2)	of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Target	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)(3)	(#)(4)	($/Sh)(5)	($)(6)
Kevin M. Sheehan	—	900,000	1,800,000	3,600,000	—	—	—	—	—
	03/09/2017	—	—	—	—	69,444	—	—	1,499,990
	03/09/2017	—	—	—	137,236	—	—	21.60	1,499,989
	03/09/2017	—	—	—	—	—	137,236	21.60	1,499,989
Michael A. Quartieri	—	225,000	450,000	900,000	—	—	—	—	—
	03/09/2017	—	—	—	—	11,574	—	—	249,998
	03/09/2017	—	—	—	22,872	—	—	21.60	249,991
	03/09/2017	—	—	—	—	—	22,872	21.60	249,991
James C. Kennedy	—	271,875	543,750	1,087,500	—	—	—	—	—
	03/09/2017	—	—	—	—	13,985	—	—	302,076
	03/09/2017	—	—	—	27,637	—	—	21.60	302,072
	03/09/2017	—	—	—	—	—	27,637	21.60	302,072
David W. Smail	—	225,000	450,000	900,000	—	—	—	—	—
	03/09/2017	—	—	—	—	11,574	—	—	249,998
	03/09/2017	—	—	—	22,872	—	—	21.60	249,991
	03/09/2017	—	—	—	—	—	22,872	21.60	249,991
Derik J. Mooberry	—	206,250	412,500	825,000	—	—	—	—	—
	03/09/2017	—	—	—	—	10,609	—	—	229,154
	03/09/2017	—	—	—	20,966	—	—	21.60	229,158
	03/09/2017	—	—	—	—	—	20,966	21.60	229,158
Karin-Joyce Tjon Sien Fat(7)	—	281,250	496,233	992,466	—	—	—	—	—
	02/23/2017	—	—	—	100,000	—	—	—	2,019,000
	03/09/2017	—	—	—	—	14,467	—	—	312,487
	03/09/2017	—	—	—	28,591	—	—	21.60	312,500
	03/09/2017	—	—	—	—	—	28,591	21.60	312,500

(1)
The amounts shown under the “estimated future payouts under non‑equity incentive plan awards” column represent the performance-based annual cash bonus opportunity approved for 2017 for each of the named executive officers. For Ms. Tjon Sien Fat, if she had remained an employee of the Company through December 31, 2017, in accordance with her employment agreement, her cash bonus for 2017 would have been prorated for the number of days she was employed with the Company, which is reflected in the "target" and "maximum" amounts, subject to a contractual minimum of $281,250, which is reflected in the "threshold" amount. The actual amounts awarded under the program for 2017 are shown in the Summary Compensation Table above under the “non-equity incentive plan compensation” column, other than for Ms. Tjon Sien Fat, whose actual award is shown under the "bonus" column.

(2)
The amounts shown under the “estimated future payouts under equity incentive plan awards” column include the award of performance‑conditioned stock options granted under the 2003 Plan based upon each named executive officer’s equity award opportunity for 2017 and, for Ms. Tjon Sien Fat only, the award of 100,000 performance-conditioned RSUs granted as an inducement award in connection with her commencement of employment.. These awards vest in equal installments over four years contingent on satisfaction of a defined stock price hurdle. The stock price hurdle was achieved on August 11, 2017 and therefore the performance-conditioned stock options have converted to time-vesting stock options on the schedule described. Ms. Tjon Sien Fat's performance-conditioned RSUs were granted with vesting contingent on the achievement of defined levels of EBITDA improvement over a three-year period. For additional information regarding these awards, see “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Annual Equity Awards” and “- Other 2017 Equity Awards.”

(3)
The amounts shown under the “all other stock awards” column reflect annual grants of time-vesting RSU awards that vest in four equal installments on each of March 20, 2018 and the first three anniversaries of that date. For additional information regarding these awards, see “Compensation Discussion and Analysis - Objectives and Components of Compensation Program - Long-Term Incentive Compensation - Annual Equity Awards”.

(4)
The amount shown under the “all other option awards” column reflect annual grants of stock options that vest in four equal installments on each of March 20, 2018 and the first three anniversaries of that date. For additional information regarding these awards, see “Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long‑Term Incentive Compensation—Annual Equity Awards.”

(5)
The exercise price shown under the “exercise or base price of option awards” column represents the market value of our common stock on the grant date (which was calculated based on the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date).

(6)
The amounts indicated as the “grant date fair value” of the awards were computed in accordance with FASB ASC Topic 718. In the case of RSUs, the fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. In the case of stock options, the fair value of the stock options is estimated on the grant date using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(7)
All of Ms. Tjon Sien Fat's grants were forfeited in connection with her separation from employment on August 2, 2017, other than her annual cash bonus, which was paid based on the contractual minimum provided for in her employment agreement.

Outstanding Equity Awards at Fiscal Year-End
The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2017.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin M. Sheehan	08/10/2016	33,429(2)	100,288(2)	—	9.15	08/09/2026	—	—	—	—
	08/10/2016	33,429(3)	100,288(3)	—	9.15	08/09/2026	—	—	—	—
	08/10/2016	—	—	—	—	—	—	—	400,000(4)	20,520,000
	08/10/2016	—	—	—	—	—	50,528(5)	2,592,086	—	—
	03/09/2017	—	137,236(6)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	137,236(7)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	—	—	—	—	69,444(8)	3,562,477	—	—
Michael A. Quartieri	11/11/2015	—	—	—	—	—	12,162(9)	623,911	—	—
	06/21/2016	12,807(2)	38,422(2)	—	9.65	06/20/2026	.		—	—
	06/21/2016	12,807(3)	38,422(3)	—	9.65	6/20/2026	—	—	—	—
	06/21/2016	—	—	—	—	—	19,430(5)	996,759	—	—
	03/09/2017	—	22,872(6)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	22,872(7)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	—	—	—	—	11,574(8)	593,746	—	—
James C. Kennedy	03/20/2014	—	5,377(10)	—	16.03	03/20/2024	—	—	—	—
	04/27/2015	—	21,872(11)	—	12.83	04/26/2025	—	—	—	—
	04/27/2015	—	—	—	—	—	10,961(9)	562,299	—	—
	04/27/2015	—	—	—	—	—	—	—	21,921(12)	1,124,547
	01/14/2016	—	—	—	—	—	52,500(13)	2,693,250	—	—
	06/21/2016	—	46,427(2)	—	9.65	06/20/2026	—	—	—	—
	06/21/2016	—	46,427(3)	—	9.65	06/20/2026	—	—	—	—
	06/21/2016	—	—	—	—	—	23,478(5)	1,204,421	—	—
	03/09/2017	—	27,637(6)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	27,637(7)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	—	—	—	—	13,985(8)	717,431	—	—
David W. Smail	08/03/2015	16,534(11)	16,534(11)	—	15.21	08/02/2025	—	—	—	—
	08/03/2015	—	—	—	—	—	8,221(9)	421,737	—	—

	08/03/2015	—	—	—	—	—	—	—	16,441(12)	843,423
	06/21/2016	12,807(2)	38,422(2)	—	9.65	06/20/2026	—	—	—	—
	06/21/2016	12,807(3)	38,422(3)	—	9.65	06/20/2026	—	—	—	—
	06/21/2016	—	—	—	—	—	19,430(5)	996,759	—	—
	03/09/2017	—	22,872(6)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	22,872(7)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	—	—	—	—	11,574(8)	593,746	—	—
Derik J. Mooberry	11/19/2014	—	—	—	—	—	7,488(14)	384,134	—	—
	04/27/2015	17,821(11)	17,822(11)	—	12.83	04/26/2025	—	—	—	—
	04/27/2015	—	—	—	—	—	8,931(9)	458,160	—	—
	04/27/2015	—	—	—	—	—	—	—	17,861(12)	916,269
	06/21/2016	11,740(2)	35,220(2)	—	9.65	06/20/2026	—	—	—	—
	06/21/2016	11,740(3)	35,220(3)	—	9.65	06/20/2026	—	—	—	—
	06/21/2016	—	—	—	—	—	17,811(5)	913,704	—	—
	03/09/2017	—	20,966(6)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	20,966(7)	—	21.60	03/08/2027	—	—	—	—
	03/09/2017	—	—	—	—	—	10,609(8)	544,242
Karin-Joyce Tjon Sien Fat (15)	—	—	—	—	—	—	—	—	—	—

(1)	The value shown was calculated by multiplying the number of RSUs by the closing price of our common stock on December 29, 2017 ($51.30).

(2)
These stock options were awarded with a four-year vesting schedule. The first installment vested and became exercisable on March 20, 2017. The balance is scheduled to vest in three equal installments beginning on March 20, 2018.

(3)
These stock options were awarded with a four-year vesting schedule, beginning on March 20, 2017, conditioned on the Company’s common stock attaining a defined stock price hurdle on or before March 20, 2020. The stock price hurdle was achieved on February 2, 2017, and, therefore, the first installment vested and became exercisable on March 20, 2017. The balance is scheduled to vest in three equal installments beginning on March 20, 2018.

(4)
These RSUs are scheduled to cliff vest at the end of a three-year performance period from July 1, 2016 to June 30, 2019, contingent upon the achievement of defined levels of SGICP EBITDA improvement over a three-year period.

(5)
These RSUs are part of a grant that was awarded with a four-year vesting schedule, beginning on March 20, 2017. The first installment vested on March 20, 2017. The RSUs shown in the table are scheduled to vest in three equal installments beginning on March 20, 2018.

(6)	These stock options are scheduled to vest in four equal installments beginning on March 20, 2018.

(7)
These stock options are scheduled to become exercisable in four equal annual installments beginning on March 20, 2018, subject to the Company's 60-trading day average closing price meeting or exceeding the threshold price of the 130% Performance Goal prior to March 20, 2021. The 130% Performance Goal was achieved on August 11, 2017, and, therefore, the performance-conditioned stock options have converted to time-vesting stock options.

(8)	These RSUs are scheduled to vest in four equal annual installments beginning on March 20, 2018.

(9)
These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first and second installments vested on the first two anniversaries of the date of grant, and the RSUs shown in the table are scheduled to vest in two equal installments on the third and fourth anniversaries of the date of grant.

(10)
These stock options were awarded with a four-year vesting schedule. The first, second and third installments vested and became exercisable on the first three anniversaries of the date of grant, and the balance is scheduled to vest on the fourth anniversary of the date of grant.

(11)
These stock options were awarded with a four-year vesting schedule. The first and second installments vested and became exercisable on the first two anniversaries of the date of grant, and the balance is scheduled to vest in two equal installments on the third and fourth anniversaries of the date of grant.

(12)
These performance-conditioned RSUs were granted contingent upon the achievement of predetermined multi-year performance criteria over the 2015 - 2017 period, with between 0% and 150% of these performance-conditioned RSUs vesting depending on actual performance achieved relative to such criteria. The amount shown in the table represents the target level of achievement. On March 15, 2018, these RSUs vested at the 84.5% achievement level.

(13)
These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant, and the RSUs shown in the table are scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(14)
These RSUs are part of a grant that was awarded with a four-year vesting schedule. The first, second and third installments vested on the first three anniversaries of the date of grant, and the RSUs shown in the table are scheduled to vest on the fourth anniversary of the date of grant.

(15)	Ms. Tjon Sien Fat's outstanding equity awards were forfeited following her separation from employment on August 2, 2017.

Option Exercises and Stock Vested for Fiscal Year 2017
The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2017.

	Option Awards		Stock Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Kevin M. Sheehan	—	—	16,842	363,114
Michael A. Quartieri	—	—	12,557	425,734
James C. Kennedy	102,681	2,763,848	49,548	1,028,111
David W. Smail	—	—	10,586	294,487
Derik J. Mooberry	—	—	17,889	605,454
(1)    Ms. Tjon Sien Fat did not vest in any RSUs and did not exercise any stock options in 2017.

(2)	Value based on the average of the high and low prices of our common stock as of the trading day immediately prior to the date upon which the stock options were exercised.

(3)	Value based on the average of the high and low prices of our common stock as of the trading day immediately prior to the date upon which the RSUs vested.

Potential Payments Upon Termination or Change in Control
For the named executive officers who remained employed with the Company on December 31, 2017 (the "current named executive officers"), the information below describes and quantifies certain compensation that would become payable pursuant to the terms of their employment agreements and their equity award agreements under the various termination events described below. For Ms. Tjon Sien Fat, who ceased to be employed with the Company during 2017, the information describes what became payable in connection with her separation agreement. In each case, the applicable agreements were the result of arm’s length negotiations and were approved by the Committee and/or the Board.
Employment Agreements and Equity Award Agreements with Current Named Executive Officers. Each current named executive officer’s employment agreement in effect during 2017 provided that if his employment was terminated by the Company “without cause” or by the executive for “good reason” (as such terms are defined in the applicable agreement) (a “Qualifying Termination”), the executive would have been entitled to receive (i) a pro rata bonus for the year of termination, (ii) an amount equal to the sum of his base salary and Severance Bonus Amount (as defined below), payable over a period of 12 months, and (iii) payment of COBRA premiums for 12 months if the executive elects to continue medical coverage under the Company’s group health plan in accordance with COBRA. If a Qualifying Termination occurs upon or within one year after a “change in control” (as such term is defined in the applicable agreement), then for each current named executive officer other than Mr. Mooberry the amount described in clause (ii) of the first sentence of this paragraph would be multiplied by two and payable in a lump sum if permitted under Section 409A of the Internal Revenue Code, otherwise, over a period of 24 months. An executive’s “Severance Bonus Amount” is equal to the highest annual incentive compensation paid to him in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year, except that, for Mr. Sheehan, if the Qualifying Termination had occurred in 2017, such amount would have been Mr. Sheehan’s target bonus for 2017.
In the event of a current named executive officer’s death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of his for which the Company pays premiums. In the event of a current named executive officer’s termination due to his “total disability” (as such term is defined in the applicable agreement), such current named executive officer would be entitled to receive disability payments pursuant to a disability plan sponsored or maintained by the Company and Mr. J. Kennedy would be entitled to receive an amount equal to his base salary less the amount of such disability payments. Each current named executive officer would also be entitled to certain payments upon the termination of his employment in connection with the expiration of the term of his employment agreement following the Company’s failure to renew the term. Mr. Mooberry’s employment agreement expired on December 31, 2017 and if his employment had terminated in connection with such expiration, instead of the amounts described above, Mr. Mooberry would have become entitled to receive an amount equal to his annual base salary, payable over 12 months. We are currently in discussions with Mr. Mooberry to extend his employment agreement.
Each of Messrs. Quartieri, J. Kennedy and Smail would vest in full in any equity awards held by them upon a Qualifying Termination. In the case of Mr. Sheehan, upon a Qualifying Termination, he would vest in full in any equity awards granted in 2017 held by him at the time of such termination, and any of Mr. Sheehan’s equity awards granted in August 2016 would be forfeited to the extent not vested at the time of such termination; except that, if such Qualifying Termination occurred after February 4, 2018, Mr. Sheehan’s August 2016 inducement grant of 400,000 performance-conditioned RSUs (the “August 2016 Inducement Grant”) would remain outstanding and eligible to vest subject to achievement of the applicable performance goals for the entire performance period, pro-rated based on the number of days Mr. Sheehan was employed during the performance period and the level of increased EBITDA, calculated similarly to SGICP EBITDA, during the twelve-month period ending on the last fiscal quarter completed prior to Mr. Sheehan’s termination (with the remainder forfeited). In the case of a “change in control” (as defined in the 2003 Plan), all outstanding equity awards, including those held by a current named executive officer, would generally vest upon such change in control.
Under the terms of our standard equity award agreement (which terms are not applicable to Mr. Sheehan’s August 2016 Inducement Grant and his other equity awards granted in August 2016), unvested stock options and RSUs held by an employee (including a current named executive officer) would vest upon the termination of such employee’s employment by reason of death or “disability” (as such term is defined in the applicable agreement); provided, however, that any performance-conditioned awards would only vest at the time, and only to the extent, that the Committee determined that the applicable target had been achieved.
Each employment agreement also contains, among other things, covenants imposing on the current named executive officer certain obligations with respect to confidentiality and proprietary information and restricting his ability to engage in certain activities in competition with the Company during the term of his employment and for a period of 12 months (18 months in the case of Mr. J. Kennedy) after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company’s “clawback” policy, described above under “Compensation Discussion and Analysis - Corporate Governance Policies - Clawback Policy”.

The amounts described below are estimates, and the actual amounts to be paid can only be determined at the time of the executive’s separation. The amounts described below would be in addition to amounts the individual would receive under accrued plans, such as the non-qualified deferred compensation plan, the 401(k) plan and previously vested equity or bonus awards, as to which neither the current named executive officer’s employment agreement nor the plans provide for enhanced benefits or payments upon termination. The value shown below for equity awards that would have accelerated had the specified termination event occurred on the last day of the year was calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on the last trading day of the year, which was $51.30 (and, in the case of stock options, reducing the value, but not below zero, by the exercise price for such options).

In the event that the payments and benefits provided to Mr. Sheehan in connection with a change in control were subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Sheehan’s employment agreement provides for a “best net” cutback, such that Mr. Sheehan will receive either the full amount of such payments and benefits or payments and benefits with a value equal to one dollar less than the threshold that would subject Mr. Sheehan to such excise tax, whichever would result in a greater after-tax amount.

Mr. Sheehan
The following describes the estimated amounts Mr. Sheehan would have received if the termination event specified occurred on December 31, 2017:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$1,800,000(b)	$3,600,000(c)	—	—
Severance Bonus Amount	—	—	$1,800,000(b)(d)	$3,600,000(e)	—	—
Bonus for Year of Termination	—	—	$1,798,200(f)	$1,798,200(f)	—	—
Total Cash Payments	—	—	$5,398,200	$8,998,200	—	—
Benefits & Perquisites					—
Health and Welfare Benefits	—	—	$6,724(b)(g)	$6,724(b)(g)	$3,500,000(g)	—
Total Benefits & Perquisites	—	—	$6,724	$6,724	$3,500,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated Options	—	—	$8,151,818(h)	$16,606,097(h)	$16,606,097(h)	$16,606,097(h)
Value of Accelerated RSUs	—	—	$3,562,477(i)	$26,674,564(i)	$6,154,564(i)	$6,154,564(i)
Total Value of Accelerated Equity Awards	—	—	$11,714,295	$43,280,661	$22,760,661	$22,760,661
Total Value of Payments and Benefits	—	—	$17,119,219	$52,285,585	$26,260,661	$22,760,661

(a)	Qualifying Termination upon or within one year immediately following a change in control.

(b)	Paid over 12 months.

(c)	Amount reflects two times base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(d)	Amount reflects Severance Bonus Amount. Amount shown is target 2017 bonus.

(e)
Amount reflects two times Severance Bonus Amount. Amount shown is two times target 2017 bonus. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(f)	Amount reflects bonus that would have been received for year of termination (amount shown is actual 2017 bonus). Paid in a lump sum.

(g)
Amount reflects the cost of continued health coverage under the Company’s insurance coverage under COBRA for 12 months or, in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(h)
Reflects full vesting of stock options granted in 2017 upon termination or, in the case of a change in control, upon the change in control. For the stock options granted in August 2016, reflects full vesting of such stock options upon a change in control or Mr. Sheehan’s death or disability.

(i)
Reflects full vesting of RSUs granted in 2017 upon termination. For RSUs granted as part of the August 2016 Inducement Grant, all such RSUs are forfeited in the event of Mr. Sheehan’s termination for any reason before February 4, 2018. For all other RSUs granted in August 2016, reflects full vesting of such RSUs in the case of Mr. Sheehan’s death or disability. All RSUs would vest upon a change in control.

Mr. Quartieri
The following describes the estimated amounts Mr. Quartieri would have received if the termination event specified occurred on December 31, 2017:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$600,000(b)	$1,200,000(c)	—	—
Severance Bonus Amount	—	—	$305,417(b)(d)	$610,834(e)	—	—
Bonus for Year of Termination	—	—	$449,500(f)	$449,500(f)	—	—
Total Cash Payments	—	—	$1,354,917	$2,260,334	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$21,005(b)(g)	$21,005(b)(g)	$1,200,000(g)	—
Total Benefits & Perquisites	—	—	$21,005	$21,005	$1,200,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated Options	—	—	$4,559,149(h)	$4,559,149(h)	$4,559,149(h)	$4,559,149(h)
Value of Accelerated RSUs	—	—	$2,214,416(i)	$2,214,416(i)	$2,214,416(i)	$2,214,416(i)
Total Value of Accelerated Equity Awards	—	—	$6,773,565	$6,773,565	$6,773,565	$6,773,565
Total Value of Payments and Benefits	—	—	$8,149,487	$9,054,904	$7,973,565	$6,773,565

(a)	Qualifying Termination upon or within one year immediately following a change in control.

(b)	Paid over 12 months.

(c)	Amount reflects two times base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(d)	Amount reflects Severance Bonus Amount. Amount shown is actual 2016 bonus.

(e)
Amount reflects two times Severance Bonus Amount. Amount shown is two times actual 2016 bonus. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(f)	Amount reflects bonus that would have been received for year of termination (amount shown is actual 2017 bonus). Paid in a lump sum.

(g)
Amount reflects the cost of continued health coverage under the Company’s insurance coverage under COBRA for 12 months or, in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(h)	Reflects full vesting of stock options upon termination or, in the case of a change in control, upon the change in control.

(i)	Reflects full vesting of RSUs upon termination or, in the case of a change in control, upon the change in control.

Mr. J. Kennedy
The following describes the estimated amounts Mr. J. Kennedy would have received if the termination event specified occurred on December 31, 2017:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$725,000(b)	$1,450,000(c)	—	$725,000(d)
Severance Bonus Amount	—	—	$542,119(b)(e)	$1,084,238(f)	—	—
Bonus for Year of Termination	—	—	$510,581(g)	$510,581(g)	—	—
Total Cash Payments	—	—	$1,777,700	$3,044,819	—	$725,000
Benefits & Perquisites
Health and Welfare Benefits	—	—	$14,711(b)(h)	$14,711(b)(h)	1,450,000(h)	—
Total Benefits & Perquisites	—	—	$14,711	$14,711	$1,450,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated Options	—	—	$6,540,070(i)	$6,540,070(i)	$6,540,070(i)	$6,540,070(i)
Value of Accelerated RSUs	—	—	$6,301,948(j)	$6,301,948(j)	$6,301,948(j)	$6,301,948(j)
Total Value of Accelerated Equity Awards	—	—	$12,842,018	$12,842,018	$12,842,018	$12,842,018
Total Value of Payments and Benefits	—	—	$14,634,429	$15,901,548	$14,292,018	$13,567,018

(a)	Qualifying Termination upon or within one year immediately following a change in control.

(b)	Paid over 12 months.

(c)	Amount reflects two times base salary. Paid in a lump sum, if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(d)	Paid over 12 months. Amount to be reduced by any disability payments to executive under any Company disability plan.

(e)	Amount reflects Severance Bonus Amount. Amount shown is actual 2016 bonus.

(f)
Amount reflects two times Severance Bonus Amount. Amount shown is two times actual 2016 bonus. Paid in a lump sum, if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(g)	Amount reflects bonus that would have been received for year of termination (amount shown is actual 2017 bonus). Paid in a lump sum.

(h)
Amount reflects the cost of continued health coverage under the Company’s insurance coverage under COBRA for 12 months or, in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(i)	Reflects full vesting of stock options upon termination or, in the case of a change in control, upon the change in control.

(j)	Reflects full vesting of RSUs upon termination or, in the case of a change in control, upon the change in control.

Mr. Smail
The following describes the estimated amounts Mr. Smail would have received if the termination event specified occurred on December 31, 2017:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$600,000(b)	$1,200,000(c)	—	—
Severance Bonus Amount	—	—	$329,850(b)(d)	$659,700(e)	—	—
Bonus for Year of Termination	—	—	$449,500(f)	$449,500(f)	—	—
Total Cash Payments	—	—	$1,379,350	$2,309,200	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$21,005(b)(g)	$21,005(b)(g)	$1,200,000(g)	—
Total Benefits & Perquisites	—	—	$21,005	$21,005	$1,200,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated Options	—	—	$5,155,861(h)	$5,155,861(h)	$5,155,861(h)	$5,155,861(h)
Value of Accelerated RSUs	—	—	$2,855,666(i)	$2,855,666(i)	$2,855,666(i)	$2,855,666(i)
Total Value of Accelerated Equity Awards			$8,011,527	$8,011,527	$8,011,527	$8,011,527
Total Value of Payments and Benefits	—	—	$9,411,882	$10,341,732	$9,211,527	$8,011,527

(a)	Qualifying Termination upon or within one year immediately following a change in control.

(b)	Paid over 12 months.

(c)	Amount reflects two times base salary. Paid in a lump sum, if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(d)	Amount reflects Severance Bonus Amount. Amount shown is actual 2016 bonus.

(e)
Amount reflects two times Severance Bonus Amount. Amount shown is two times actual 2016 bonus. Paid in a lump sum, if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(f)	Amount reflects bonus that would have been received for year of termination (amount shown is actual 2017 bonus). Paid in a lump sum.

(g)
Amount reflects the cost of continued health coverage under the Company’s insurance coverage under COBRA for 12 months or, in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(h)	Reflects full vesting of stock options upon termination or, in the case of a change in control, upon the change in control.

(i)	Reflects full vesting of RSUs upon termination or, in the case of a change in control, upon the change in control.

Mr. Mooberry
The following describes the estimated amounts Mr. Mooberry would have received if the termination event specified occurred on December 31, 2017:

	Voluntary Resignation	Termination for Cause	Expiration of Term	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$550,000(b)	$550,000(b)	$550,000(b)	—	—
Severance Bonus Amount	—	—	—	$315,563(b)(c)	$315,563(b)(c)	—	—
Bonus for Year of Termination	—	—	—	$406,725(d)	$406,725(d)	—	—
Total Cash Payments	—	—	$550,000	$1,272,288	$1,272,288	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	—	$14,711(b)(e)	$14,711(b)(e)	$1,100,000(e)	—
Total Benefits & Perquisites	—	—	—	$14,711	$14,711	$1,100,000	—
Long-Term Incentive Compensation
“Spread” Value of Accelerated Options	—	—	—	—	$4,864,819(f)	$4,864,819(f)	$4,864,819(f)
Value of Accelerated RSUs	—	—	—	—	$3,216,510(g)	$3,216,510(g)	$3,216,510(g)
Total Value of Accelerated Equity Awards	—	—	—	—	$8,081,329	$8,081,329	$8,081,329
Total Value of Payments and Benefits	—	—	$550,000	$1,286,999	$9,368,328	$9,181,329	$8,081,329

(a)	Qualifying Termination upon or within one year immediately following a change in control.

(b)	Paid over 12 months.

(c)	Amount reflects Severance Bonus Amount. Amount shown is actual 2016 bonus.

(d)	Amount reflects bonus that would have been received for year of termination (amount shown is actual 2017 bonus). Paid in a lump sum.

(e)
Amount reflects the cost of continued health coverage under the Company’s insurance coverage under COBRA for 12 months or, in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(f)	Reflects full vesting of stock options upon termination or, in the case of a change in control, upon the change in control.

(g)	Reflects full vesting of RSUs upon termination or, in the case of a change in control, upon the change in control.

Ms. Tjon Sien Fat
Ms. Tjon Sien Fat separated from employment with the Company on August 2, 2017, in connection with which she entered into a separation agreement with the Company. Ms. Tjon Sien Fat’s separation agreement provided that she would receive (i) over a 12-month period commencing upon her separation date, separation payments in an aggregate amount equal to her base salary plus half of her target bonus amount for 2017 and continued COBRA coverage at the Company’s expense, (ii) her 2017 bonus, pro-rated, payable at the time bonuses are normally paid (and which was based on her contractual 2017 bonus amount provided for in her employment agreement) and (iii) a relocation allowance. Ms. Tjon Sien Fat also received payments available to Company employees generally upon separation from employment including payout of accrued vacation.
The following describes the amounts Ms. Tjon Sien Fat received as a result of her separation of employment with the Company on August 2, 2017 pursuant to the terms of her separation agreement:

	Termination Without Cause or for Good Reason
Cash Payments
Severance Payment	$1,031,250	(a)
2017 Bonus	$281,250	(b)
Total Cash Payments	$1,312,500
Benefits & Perquisites
Relocation Allowance	$35,000
Reimbursement of Taxes on Relocation Allowance	$22,710
Health and Welfare Benefits	$6,672	(c)
Total Benefits & Perquisites	$64,382
Total Value of Payments and Benefits	$1,376,882

(a)	Equal to the sum of Ms. Tjon Sien Fat's annual base salary and half of her target annual incentive award. Paid over 12 months.

(b)	Equal to Ms. Tjon Sien Fat's contractual bonus amount provided for in her employment agreement. Paid in a lump sum.

(c)	Amount reflects the cost of continued health coverage under the Company’s insurance coverage under COBRA for 12 months. Paid over 12 months.
Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Sheehan, the Company’s President and Chief Executive Officer, to the median annual total compensation of all employees of the Company and its consolidated subsidiaries (the “Pay Ratio Disclosure”). The pay ratio included in this Pay Ratio Disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2017, the estimated median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the President and Chief Executive Officer) was $48,971. Mr. Sheehan's annual total compensation for 2017 was $8,107,618, as detailed in the Summary Compensation Table and its accompanying footnotes. Based on this information, for 2017, the ratio of the compensation of the President and Chief Executive Officer to the median annual total compensation of our employees was estimated to be 166 to 1.
To identify the median employee, and to determine the annual total compensation of the median employee, we collected payroll data globally for those individuals identified as employees as of November 30, 2017, whether on a full-time, part-time, temporary or seasonal basis, and used reasonable estimates to remove those individuals who were not active employees on

November 30, 2017. We applied exchange rates in effect on November 30, 2017, to convert all international currencies into U.S. dollars.
Out of our total of 8,471 employees, 4,705 were employed in the United States and 3,766 employees were employed in foreign jurisdictions. We excluded a total of 426 employees from 13 countries under the de minimis exemption: Chile (133), China (70), France (42) Greece (1), Iceland (1), Ireland (29), Mexico (41), New Zealand (4), Panama (16), Singapore (15), Spain (54), Sweden (17) and Ukraine (3). Therefore, for purposes of calculating the pay ratio included in this Pay Ratio Disclosure, we used a total of 4,705 U.S. employees and 3,340 non-U.S. employees to determine our median employee. We used total cash compensation, including base salary, annual bonus (paid in 2017), overtime and other forms of supplemental cash paid for the 11-month period ending on November 30, 2017, as our consistently applied compensation measure. We then selected our median employee based on this metric from the employee pool resulting from the process described above.

EQUITY COMPENSATION PLAN INFORMATION
        The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,596,477	$14.20	5,509,692(4)
Equity compensation plans not approved by security holders(2)	779,742	$9.10	69,157

(1)
The “Equity compensation plans approved by security holders” consist of the 1997 Incentive Compensation Plan, the 2003 Plan and the Company's 2016 Employee Stock Purchase Plan. Under the 2003 Plan, as of December 31, 2017, 3,563,458 of the shares remaining available for future awards could be used for RSUs or other “full-value” awards, stock options or SARs.

(2)
The “Equity compensation plans not approved by security holders” consist of (a) employment inducement equity awards comprised of 307,730 stock options and 472,012 RSUs granted during 2014 and 2016 and (b) our 1995 Equity Incentive Plan (discussed below).

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. At December 31, 2017, there was a total of 3,347,406 shares subject to RSUs which were outstanding under the 2003 Plan. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $5.71, the weighted average exercise price for awards under non-security holder-approved plans would have been $3.59, and the weighted average exercise price for all outstanding awards would have been $5.45.

(4)
In addition to grants of RSUs, stock options or SARs, this number includes up to 3,563,458 shares of common stock or other stock-based awards that may be issued under the 2003 Plan, and up to 1,946,234 shares of common stock that may be issued under the Company's 2016 Employee Stock Purchase Plan. This number does not include shares under the 1997 Incentive Compensation Plan, because no new awards may be made under this plan.

        Inducement Equity Awards.    At December 31, 2017, 40,296 stock options and 21,484 RSUs granted during 2014 and 267,434 stock options and 450,528 RSUs granted during 2016, in each case, under employment inducement award agreements to newly hired employees remained outstanding. The 2014 stock options were granted at an exercise price of $8.73 per share and have a ten-year term. The 2016 stock options were granted at an exercise price of $9.15 per share and have a ten-year term. The 2014 stock options become exercisable and the 2014 RSUs vest, in each case, in four equal annual installments on the first four anniversaries of the date of grant. The 2016 stock options become exercisable in four equal annual installments beginning on March 20, 2017, with 133,717 of the stock options vesting in part upon the achievement of performance criteria, which have since been achieved, and 67,370 of the 2016 RSUs are scheduled to vest in four equal annual installments beginning on March 20, 2017 and 400,000 are scheduled to cliff vest at the end of a three-year performance period from July 1, 2016 to June 30, 2019, contingent upon the achievement of performance criteria over such three-year period.
        1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the “1995 Plan”), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2017, no shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue or terminate the 1995 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules which would require stockholder approval for material modifications of the 1995 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has written policies and procedures relating to related person transactions. The Audit Committee, with assistance from the Chief Legal Officer, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements under Item 404 of Regulation S-K (each a “Related Party Transaction”), including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company’s policy is not to enter into a Related Party Transaction unless both the Audit Committee and the Board approve the transaction as specified in the Audit Committee’s charter. Other transactions with related persons as well as certain material changes in previously approved relationships may also require legal department or compliance department approval under our policies and procedures.

PROPOSAL 2
APPROVAL, ON AN ADVISORY BASIS, OF THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
        The Company is seeking an advisory vote on executive compensation from stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement.
        The Company’s executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with the long-term interests of our stockholders.

        Highlights of our executive compensation program include:

•
At-risk pay.  Executive pay is substantially at-risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets.

•
SGICP cash bonus program reviewed annually; payouts based on rigorous financial performance targets.  The Compensation Committee reviews the bonus program design each year with a view to realizing desired corporate objectives. In recent years, this review has focused on structuring a payout scale that the Compensation Committee has deemed appropriate in light of our growth objectives and our interest in managing incentive compensation costs. Annual SGICP bonuses to the named executive officers are dependent upon achievement of pre-approved financial performance targets, and have been recently subject to discretionary reductions (but not increases). Annual SGICP bonuses for our named executive officers with Company-wide responsibilities have varied with the Company’s financial performance over the past five years.

•
Use of Performance-conditioned Restricted Stock Units and Performance-conditioned Stock Options.  In 2017, Mr. Sheehan and the other named executive officers were awarded performance-conditioned stock options, the vesting of which was dependent on 30% stock price growth. In 2016, Messrs. Sheehan, Quartieri, J. Kennedy, Smail and Mooberry received one-third of their annual equity grant in the form of performance-conditioned stock options where vesting was also dependent on stock price.

•	No guaranteed salary increases. Our named executive officers are not entitled to contractual inflation-based salary increases.

•
Stock ownership guidelines.  Since 2013, we have had stock ownership guidelines in place for our President and Chief Executive Officer, his executive officer direct reports and non-employee directors in order to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of stockholders. See “Compensation Discussion and Analysis — Corporate Governance Policies — Stock Ownership Guidelines” above for additional information.

•
Clawback policy.  Since 2013, we have had in place a “clawback” policy subjecting cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct.

•	No-hedging policy. Since 2013, we have had a policy prohibiting employees and directors from engaging in hedging transactions.

•	Independent compensation consulting firm. The Compensation Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.

•	No above-market returns. We do not offer preferential or above-market returns on deferred compensation.
The “Compensation Discussion and Analysis” section above provides a more detailed discussion of our executive compensation program.
Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Scientific Games Corporation approve the compensation of the Company’s named executive officers for 2017, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in the Company’s 2018 Proxy Statement.

This advisory vote on executive compensation is not binding on the Board or the Compensation Committee. However, the Board and/or Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE,
ON AN ADVISORY BASIS,
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 3
RATIFICATION OF THE ADOPTION OF THE
REGULATORY COMPLIANCE PROTECTION RIGHTS PLAN

The Company is asking stockholders to ratify the Amended and Restated Rights Agreement adopted by the Board on January 10, 2018 (the “Regulatory Compliance Protection Rights Plan”). The Board adopted the Regulatory Compliance Protection Rights Plan in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its licenses, contracts, franchises and other regulatory approvals related to the operations of gaming and related businesses now or hereafter engaged in by the Company or any of its affiliates (the “Gaming Licenses”).
Background and Reasons for the Regulatory Compliance Protection Rights Plan

On June 19, 2017, the Board of Directors of Scientific Games Corporation, a Delaware corporation (the “Predecessor Registrant”) approved, and the Predecessor Registrant entered into, a Rights Agreement (the “Original Regulatory Compliance Protection Rights Plan”), between the Predecessor Registrant and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).
On January 10, 2018 (the “Reincorporation Merger Effective Date”), the Company changed its state of incorporation from Delaware to Nevada pursuant to the merger (the “Reincorporation Merger”) of the Predecessor Registrant with and into the Company, with the Company continuing as the surviving corporation under the name “Scientific Games Corporation.” On the Reincorporation Merger Effective Date, the Company and the Rights Agent entered into the Regulatory Compliance Protection Rights Plan pursuant to which (i) the Company assumed and succeeded to, by virtue of the Reincorporation Merger, all of the duties and obligations of the Predecessor Registrant under the Original Regulatory Compliance Protection Rights Plan and (ii) certain additional changes were made to reflect the reincorporation of the Company from Delaware to Nevada. References in this proxy statement to “Common Stock” refer to the Class A common stock, par value $0.01 per share, of the Predecessor Registrant prior to the Reincorporation Merger Effective Date, and the common stock, par value $0.001 per share, of the Company from and after the Reincorporation Merger Effective Date.
The Company is required to maintain certain Gaming Licenses, which are essential to the operation of the Company’s business. The Board adopted the Regulatory Compliance Protection Rights Plan in an effort to protect stockholder value by strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its Gaming Licenses, which are conditioned upon some or all of the Company’s stockholders meeting prescribed standards for qualification for holding the Common Stock. In a majority of jurisdictions, the Company has the affirmative burden of establishing, by clear and convincing evidence, that stockholders holding 5% or more of the Common Stock meet the prescribed standards for qualification for holding the Common Stock and are not disqualified from holding the Common Stock on the basis of prescribed disqualifying criteria.
Pursuant to Article VIII (the “Disqualified Holder Provision”) of the Company’s Amended and Restated Articles of Incorporation (the “Amended and Restated Charter”), the Company may redeem stock held by a stockholder that is found by the Board (i) not to meet the standards for qualification prescribed by gaming laws and gaming regulators or (ii) to cause the imposition of any materially burdensome or unacceptable terms or conditions on any Company Gaming License.
The Board determined that the Company’s ability to enforce the Disqualified Holder Provision would be potentially diminished if a 5% or greater stockholder located outside the United States was found to be not subject to jurisdiction in the State of Nevada for purposes of the Disqualified Holder Provision and the Regulatory Compliance Protection Rights Plan while maintaining the ability to transfer its shares of Common Stock without any visibility. The Regulatory Compliance Protection Rights Plan is limited in scope and specifically tailored to address this concern. The Regulatory Compliance Protection Rights Plan is not intended to serve as a defensive measure and does not limit a stockholder’s ability to acquire Common Stock so long as the stockholder (i) is a person who is a legal resident or that is organized under the laws of the United States of America or any state of the United States of America, (ii) is a person who is not a legal resident or that is not organized under the laws of the United States or any state thereof, in each case who consents to jurisdiction in the State of Nevada for purposes of the Disqualified Holder Provision and the Regulatory Compliance Protection Rights Plan or (iii) is a person who is not a legal resident or that is not organized under the laws of the United States or any state thereof, in each case who holds his, her or its shares of Common Stock in registered form with the Company’s transfer agent. Due to the regulatory regimes applicable to the Company, any stockholder owning 5% or more of the Common Stock is already required to comply with the requirements of various gaming regulators, including potentially limited submissions to jurisdiction. In this regard, the Company believes that the limited submission to jurisdiction for a non-U.S. stockholder that may be required to comply with the Regulatory Compliance Protection Rights Plan is similar to actions that a 5% stockholder is already required to take in order to comply with the requirements of a number of the Company’s regulators.
Description of the Regulatory Compliance Protection Rights Plan
The Regulatory Compliance Protection Rights Plan provides for a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock outstanding as of June 29, 2017 (the “Record Date”). Each Right entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) for a purchase price of $109.00 (the “Purchase Price”), subject to adjustment as provided in the Regulatory Compliance Protection Rights Plan.
The following description of the terms of the Regulatory Compliance Protection Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Regulatory Compliance Protection Rights Plan, a copy of which is attached to this proxy statement as Appendix B. We urge you to read carefully the Regulatory Compliance Protection Rights Plan in its entirety as the discussion below is only a summary.
Effectiveness. The Regulatory Compliance Protection Rights Plan became effective on January 10, 2018. The Rights have been previously issued in respect of all outstanding shares of Common Stock as of the Record Date, and will continue to be issued for all shares of Common Stock outstanding, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below). Rights may be distributed with respect to shares of Common Stock that become outstanding after the Distribution Date only in certain limited circumstances as described in the Regulatory Compliance Protection Rights Plan (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans and convertible securities).
Term. The Rights will expire on the earlier of (i) June 19, 2020 and (ii) the close of business on the day that the Board determines that the Regulatory Compliance Protection Rights Plan is no longer necessary or desirable for the preservation of the Company’s good standing with respect to its Gaming Licenses (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, as provided below, as more fully set forth in the Regulatory Compliance Protection Rights Plan.
Exercisability. Initially, the Rights will not be exercisable. The Rights will become exercisable upon the earlier of the 10 business days from (such date, the “Distribution Date”):

i.	the public announcement that a person has become an Acquiring Person (as defined below), or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person; and

ii.
such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group who meets the criteria of clauses (ii), (iii) and (iv) the definition of “Acquiring Person” of 5% or more of the outstanding shares of Common Stock.

An Acquiring Person shall mean any person who or which:

i.	shall be the Beneficial Owner (as defined in the Regulatory Compliance Protection Rights Plan) of 5% or more of the shares of Common Stock then outstanding;

ii.	is a person (if not a natural person) not organized under the laws of the United States of America or any State of the United States of America;

iii.
does not deliver to the Company a consent to jurisdiction in Nevada for purposes of enforcing the Company’s Amended and Restated Charter or the Regulatory Compliance Protection Rights Plan in the form attached as an exhibit to the Regulatory Compliance Protection Rights Plan; and

iv.	does not hold all of such person’s beneficially owned shares of Common Stock as a registered holder directly through the Company’s transfer agent in certificated form, subject to certain exceptions.
Grandfathered Persons. Any person or group (a “Grandfathered Person”), that beneficially owned (as disclosed in public filings) 5% or more of the outstanding Common Stock as of June 19, 2017 (such percentage the “Grandfathered Percentage”), will not be deemed an Acquiring Person, so long as such person or group does not exceed its Grandfathered Percentage of the outstanding shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock, or pursuant to a split or subdivision of the outstanding Common Stock).
If a Grandfathered Person sells or otherwise disposes of its Common Stock, such person’s Grandfathered Percentage will be the lesser of (a) its Grandfathered Percentage immediately prior to the sale or other disposition or (b) the percentage of Common Stock beneficially owned by the Grandfathered Person immediately following the sale or other disposition.
If at any time a Grandfathered Person beneficially owns less than 5% of the outstanding shares of Common Stock it will cease to be a Grandfathered Person under the Regulatory Compliance Protection Rights Plan.
Exempt Persons and Exempt Transactions. A person shall not be deemed to be or to have become an Acquiring Person if such person (i) was unaware that it beneficially owned the number of shares of Common Stock such that the person would otherwise qualify as an “Acquiring Person”, or had no actual knowledge of the consequences of such ownership, (ii) obtained the shares solely as a result of a unilateral grant by the Company or through the exercise of any options, warrants, rights or similar interests granted by the Company to its directors, officers and employees, (iii) obtained the shares solely as a result of acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of shares beneficially owned by such person such that the person would otherwise qualify as an “Acquiring Person” or (iv) received the shares pursuant to an individual’s will or charitable trust after their death, when such individual was the Beneficial Owner of 5% or more of Common Stock then outstanding.
Rights Certificates and Detachability. Prior to the Distribution Date, the Rights will be evidenced by the certificates representing the shares of Common Stock registered in the names of the holders thereof (or by book entry shares in respect of such Common Stock), and the Rights will be transferable only in connection with the related Common Stock (or, in the case of uncertificated Common Stock, the applicable record of ownership) and will be automatically transferred with any transfer of the related Common Stock. After the Distribution Date, the Rights will “detach” from the Common Stock and will be separately transferable.
Terms of Preferred Stock. The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/10,000th of a share of Preferred Stock is the economic and voting equivalent of one whole share of Common Stock of the Company. In addition, the Preferred Stock has certain minimum dividend and liquidation rights.
Dilution Adjustments. The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, combinations or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.
The Flip-In Provision. In the event any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/10,000ths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price. However, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void and will result in significant dilution to the Acquiring Person.
The Flip-Over Provision. In the event, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination, or 50% or more of the Company’s consolidated assets or earning power are sold to any other person, then each holder of a Right will have the right to purchase common shares in the surviving entity (the “Principal Party”), at 50% of the current per share market price of the stock of such Principal Party. As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void.
Exchange. At any time after a person or group has become an Acquiring Person, the Board may elect to exchange all or part of the then outstanding Rights (other than any Rights that are or previously were beneficially owned by an Acquiring Person, which will become null and void) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after the date of the Regulatory Compliance Protection Rights Plan. However, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding.
Redemption. The Rights are redeemable by the Board at a redemption price of $0.0001 per Right (the “Redemption Price”) at any time prior to the earlier of (i) such time as any person or group becomes an Acquiring Person and (ii) the Expiration Date. Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendment. At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Regulatory Compliance Protection Rights Plan (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of Acquiring Person, or the time during which the Rights may be redeemed), except that no supplement or amendment may be made which reduces the Redemption Price of the Rights.
In connection with the adoption of the Regulatory Compliance Protection Rights Plan, the Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock, which was filed with the Secretary of State of the State of Nevada on January 10, 2018.

Certain Considerations Relating to the Regulatory Compliance Protection Rights Plan

The Board believes that strengthening the Company’s ability to secure and maintain the Company’s good standing with respect to its Gaming Licenses is in our and the stockholders’ best interests. The Board does not believe the Regulatory Compliance Protection Rights Plan should impact stockholder liquidity or value given that, unlike other rights plans, it does not impose a limit or cap on the amount of shares of our Common Stock that can be acquired, so long as non-U.S. persons comply with specified procedural steps. However, in the event that a non-U.S. person determines that the specified procedural steps necessary to avoid triggering the Regulatory Compliance Protection Rights Plan are overly burdensome and does not comply with them, stockholder liquidity or value may be negatively impacted by deterring such non-U.S. person from acquiring our Common Stock.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
ADOPTION OF THE REGULATORY COMPLIANCE PROTECTION RIGHTS PLAN

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board that is available on the Company’s website at www.scientificgames.com.
The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2017 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed and reviewed with Deloitte & Touche LLP all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte & Touche LLP with the Audit Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S‑X.
In addition, Deloitte & Touche LLP provided to the Audit Committee a formal written statement describing all relationships between Deloitte & Touche LLP and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte & Touche LLP’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte & Touche LLP any matters that could have impacted Deloitte & Touche LLP’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee’s attention as a result of its review of Deloitte & Touche LLP’s statement or its discussions with Deloitte & Touche LLP that would indicate that Deloitte & Touche LLP lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Audit Committee
Michael J. Regan, Chairman Peter A. Cohen Gerald J. Ford

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm (our "independent auditor") for the fiscal year ending December 31, 2018, and stockholders are being asked to ratify such appointment at the annual meeting.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Deloitte & Touche LLP or to engage a different firm to serve as the Company’s independent auditor.
Fees Paid to Independent Auditor
Aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by our independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were approximately:

	2017 Fees	2016 Fees
Audit Fees:	$6,809,566	$6,382,726
Audit-Related Fees:	$217,500	$15,300
Tax Fees:	$1,509,868	$2,555,800
All Other Fees:	$967,159	$778,241
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation, statutory audits of foreign subsidiary financial statements, audits of certain subsidiary financial statements and recurring gaming related regulatory audits and attestation services. The Audit-Related Fees listed above were billed in connection with the professional services performed in 2017 in connection with Form S-8 consent issuance and comfort letters and consents issuance associated with 2017 financing transactions and in 2016 in connection with Form S-8 consent issuance. The Tax Fees listed above were billed for tax compliance, planning and advice. All Other Fees listed above were billed for services provided in connection with agreed‑upon procedures and related reports for lottery games. All of the fees set forth in the table above were pre‑approved by the Audit Committee in accordance with the procedures described below.
Pre-Approval Policy for Services Performed by Independent Auditor
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2018

OTHER MATTERS
We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2019 annual meeting of stockholders, it must be received at our principal executive offices, 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders (i.e., assuming that this Proxy Statement is first mailed to our stockholders on May 16, 2018, the proposal must be received not later than January 16, 2019), unless the date of the 2019 annual meeting of stockholders is more than 30 days before or after June 13, 2019, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2019 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 13, 2019 and the close of business on March 15, 2019 for the 2019 annual meeting of stockholders. In the event that the 2019 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 13, 2019, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2019 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2019 annual meeting of stockholders or (ii) the tenth day following the day on which we publicly announce the date of the 2019 annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
All proposals should be sent to our principal executive offices at 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
Copies of our Amended and Restated Bylaws can be accessed through the Investors — Corporate Governance —Bylaws link on our website at www.scientificgames.com, or are available by request to the Corporate Secretary at the address set forth above.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Michael A. Quartieri Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Dated: April 30, 2018

APPENDIX A
Reconciliation of SGICP Revenue, SGICP EBITDA and SGICP EBITDA Minus CapEx to Net Loss

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). As more fully described in the Executive Compensation section, SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx are measures designed by the Compensation Committee to establish and calculate our SGICP targets. The following table provides reconciliations of SGICP Revenue, SGICP EBITDA and SGICP EBITDA minus CapEx, non-GAAP financial measures, to net loss.
For additional details regarding the reported GAAP financial measures, see the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2018.

Reconciliation of SGICP Revenue, SGICP EBITDA and SGICP EBITDA Minus CapEx to Net Loss
(in millions)
	Twelve Month Ended December 31, 2017
	Gaming	Lottery	Other	Consolidated
Revenue	$1,844.3	$811.5	$427.8	$3,083.6
Compensation Committee adjustments	(6.2)	5.6	(11.7)	(12.3)
SGICP Revenue	$1,838.1	$817.1	$416.1	$3,071.3

Operating income (loss)	$346.2	$246.8	$(199.9)	$393.1
Other (expense) income
Interest expense				$(609.7)
Earnings from equity investments	7.7	19.0	—	26.7
Loss on debt financing transactions			(38.1)	(38.1)
Other (expense) income, net	6.3		(6.1)	0.2
Total other expense, net				$(620.9)

Net loss before income taxes				(227.8)
Income tax provision				(14.5)
Net loss				$(242.3)

Depreciation, amortization and impairments	520.8	50.1	111.9	682.8
Other (expense) income, net	(6.3)		6.1	(0.2)
Interest expense				609.7
Income tax provision				14.5
Earnings from equity investments	(7.7)	(19.0)		(26.7)
Loss on debt financing transactions			38.1	38.1
Compensation Committee adjustments	(3.0)	(3.3)	29.8	23.5
SGICP EBITDA	$864.0	$293.6	$(58.2)	$1,099.4

Capital expenditures(1)	(194.1)	(37.9)		(293.7)
Compensation Committee adjustments	$0.1	(41.1)		(25.4)
SGICP EBITDA minus CapEx	$670.0	$214.6		$780.3

(1)	For additional information on capital expenditures, see Note 2 in the Company’s 2017 Form 10-K filed on March 1, 2018.

APPENDIX B
Amended and Restated Rights Agreement

AMENDED AND RESTATED RIGHTS AGREEMENT
dated as of January 10, 2018
between
SCIENTIFIC GAMES CORPORATION
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

Exhibit A - Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Scientific Games Corporation
Exhibit B - Form of Right Certificate
Exhibit C - Summary of Rights to Purchase Shares of Preferred Stock of Scientific Games Corporation
Exhibit D - Form of Consent to Jurisdiction

RIGHTS AGREEMENT
AMENDED AND RESTATED RIGHTS AGREEMENT dated as of January 10, 2018 (the “Agreement”), between SCIENTIFIC GAMES CORPORATION, a Nevada corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent (the “Rights Agent”).
WHEREAS, the Company wishes to secure and maintain in good standing all licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses now or heretoafter engaged in by the Company or any of its Affiliates within or without the United States of America, which licenses, contracts, franchises or other approvals are conditioned upon some or all of the holders of the Company’s Common Stock (as defined below) possessing prescribed qualifications; and, in furtherance of such objective, the Company desires to enter into this Agreement;
WHEREAS, in connection with that certain Rights Agreement, dated as of June 19, 2017, between Scientific Games Corporation, a Delaware corporation and predecessor to the Company (“SG Delaware”), and the Rights Agent (the “Initial Rights Agreement”), the Board of Directors of SG Delaware authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Class A common stock, par value $0.01 per share, of SG Delaware (the “SG Delaware Common Stock”) outstanding as of the Close of Business (as defined below) on June 29, 2017 (the “Record Date”), each Right initially representing the right to purchase one ten-thousandth (subject to adjustment as provided in the Initial Rights Agreement) of a share of Series C Junior Participating Preferred Stock, par value $1.00 per share, of SG Delaware, upon the terms and subject to the conditions set forth in the Initial Rights Agreement, and further authorized and directed the issuance of one Right (subject to adjustment as provided in the Initial Rights Agreement) with respect to each share of SG Delaware Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;
WHEREAS, pursuant to the Merger Agreement, dated as of September 18, 2017, between SG Delaware and the Company, following the effective time of the reincorporation merger between SG Delaware and the Company (the “Reincorporation Merger Effective Date”), (i) each share of SG Delaware Common Stock issued and outstanding immediately prior to the Reincorporation Merger Effective Date shall be converted into one share of Common Stock of the Company and (ii) the Rights shall remain outstanding as and be converted into rights to acquire Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of the Company has adopted resolutions creating a series of preferred stock designated as “Series A Junior Participating Preferred Stock”; and
WHEREAS, in compliance with the terms of Section 27 of the Initial Rights Agreement, the Company has (i) delivered to the Rights Agent a certificate of an appropriate officer of SG Delaware which states that this amendment and restatement is in compliance with the terms of Section 27 of the Initial Rights Agreement and (ii) instructed the Rights Agent to execute this Agreement;

1

ACCORDINGLY, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Initial Rights Agreement shall be amended and restated in its entirety as follows:
SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated:
(a)     “Acquiring Person” shall mean any Person (as such term is hereinafter defined) other than an Exempt Person (as such term is hereinafter defined) who or which satisfies each condition described in clauses (i), (ii), (iii) and (iv) below:
(i)     is the Beneficial Owner (as such term is hereinafter defined) of 5% or more of the shares of Common Stock then outstanding,
(ii)     is not organized under the laws of an Exempt Jurisdiction (or in the case of a natural person, is not a legal resident of an Exempt Jurisdiction) unless the ultimate parent of such Persons is organized under the laws of an Exempt Jurisdiction,
(iii)     has not delivered to the Company, as promptly as possible, but in no event later than 10 days after becoming the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding, a consent to jurisdiction, in substantially the form of Exhibit D hereto, and
(iv)     does not hold, as promptly as possible, but in no event later than 10 days after becoming the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding, all of such Person’s Beneficially Owned shares of Common Stock as a registered holder directly through the Transfer Agent in certificated form (other than shares of Common Stock that are Beneficially Owned because they are subject to an option, call or other right to acquire Common Stock, or underlie a security that is convertible or exchangeable into Common Stock, or otherwise Beneficially Owned under a Derivatives Contract, but only until such option, call or other right to acquire is exercised, such conversion or exchange occurs, or such Derivatives Contract is settled, in each case, in a manner that results in direct or indirect ownership of shares of Common Stock by such Person); provided, however, that
(A)     if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), (an “Inadvertent Acquiror”), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to take action, as soon as practicable (as determined by the Board of Directors of the Company in good faith), so that such Person would no longer otherwise qualify as an “Acquiring Person”;
(B)     if, as of June 19, 2017 (the “Initial Rights Agreement Effective Date”), any Person was the Beneficial Owner of 5% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the Initial Rights Agreement Effective Date, become the Beneficial Owner of any additional shares of Common Stock (other

2

than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)(and such Person otherwise meets the criteria in clauses (ii), (iii) and (iv) of the definition of “Acquiring Person”), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding;
(C)     no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees;
(D)     no Person shall become an “Acquiring Person” solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the shares of Common Stock beneficially owned by such Person to 5% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)(and such Person otherwise meets the criteria in clauses (ii), (iii) and (iv) of the definition of “Acquiring Person”), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person does not beneficially own 5% or more of the shares of Common Stock then outstanding; and
(E)     no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual who, on the Initial Rights Agreement Effective Date, was the Beneficial Owner of 5% or more of the Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes unless and until such time as such Person shall become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)(and such Person otherwise meets the criteria in clauses (ii), (iii) and (iv) of the definition of “Acquiring Person”), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding.
With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock beneficially owned by any other

3

Person (unless such other Person is also otherwise deemed to beneficially own for purposes of this Agreement such shares of Common Stock not outstanding).
For purposes of this definition of “Acquiring Person”, “Transfer” means the sale, transfer, pledge, exchange, assignment, tender or other disposition, directly or indirectly, of any Common Stock.
(b)     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined).
(c)     “Agreement” shall have the meaning set forth in the preamble.
(d)     A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:
(i)     which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act;
(ii)     which such Person or any of such Person’s Affiliates or Associates has: (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within the control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
(iii)     which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of such securities; or
(iv)     which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to

4

any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are hereinafter defined); provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is hereinafter defined) with respect to such Derivatives Contract; provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;
provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section l(d)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.
(e)     “Book Entry” shall mean an uncertificated book entry for the Common Stock.
(f)     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(g)     “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(h)     “Common Stock” when used with reference to the Company or without reference shall mean (i) before the Reincorporation Merger Effective Date, the SG Delaware Common Stock, and (ii) as of and after the Reincorporation Merger Effective Date, the common stock, par value $0.001 per share of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary (as such term is hereinafter defined) of another Person, the Person or Persons which ultimately control such first-mentioned Person.
(i)     “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
(j)     “Company” shall have the meaning set forth in the preamble.
(k)     “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
(l)     “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number of shares of Common Stock corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of

5

whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (ii) such contract conveys any voting rights in shares of Common Stock, without regard to any short or similar position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.
(m)     “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(n)     “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.
(o)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p)     “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(q)     “Exempt Person” shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.
(r)     “Exempt Jurisdiction” shall mean the United States of America or any State of the United States of America.
(s)     “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(t)     “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(u)     “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.
(v)     “Inadvertent Acquiror” shall have the meaning set forth in the definition of “Acquiring Person” hereof.
(w)     “Initial Rights Agreement” shall have the meaning set forth in the recitals hereto.
(x)     “Initial Rights Agreement Effective Date” shall have the meaning set forth in Section 1(a)(iv)(B) hereof.
(y)     “NASDAQ” shall mean The NASDAQ Stock Market LLC.
(z)     “New York Stock Exchange” shall mean the New York Stock Exchange LLC.
(aa)     “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) to such entity.
(bb)     “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.

6

(cc)     “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(dd)     “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
(ee)     “Record Date” shall have the meaning set forth in the recitals hereto.
(ff)     “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
(gg)     “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(hh)     “Reincorporation Merger Effective Date” shall have the meaning set forth in the recitals hereto.
(ii)     “Right” shall have the meaning set forth in the recitals hereto.
(jj)     “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
(kk)     “Rights Agent” shall have the meaning set forth in the preamble.
(ll)     “Securities Act” shall mean the Securities Act of 1933, as amended.
(mm)     “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
(nn)     “SG Delaware” shall have the meaning set forth in the recitals hereto.
(oo)     “SG Delaware Common Stock” shall have the meaning set forth in the recitals hereto.
(pp)     “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
(qq)     “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors of the Company shall become aware of facts indicating the existence of an Acquiring Person.
(rr)     “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
(ss)     “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
(tt)     “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(uu)     “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(vv)     “Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, in such capacity.
(ww)     “Trust” shall have the meaning set forth in Section 24(a) hereof.

7

(xx)     “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.
SECTION 2.     Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.
SECTION 3.     Issue of Right Certificates.
(a)     Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date or (ii) such date (prior to such time as any Person becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) who satisfies the conditions described in clauses (ii) and (iii) of the definition of “Acquiring Person” and has not publicly announced an intent to hold such Person’s Beneficially Owned shares of Common Stock in such a way as would cause the condition described in clause (iv) of the definition of “Acquiring Person” to not be satisfied, having beneficial ownership or becoming the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”, provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates representing the Common Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b)     At the written request of a holder (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail to such holder, at the address of such holder shown on the records of the Company. With respect to certificates representing Common Stock (or Book Entry shares of Common Stock) outstanding as of the Reincorporation Merger Effective Date or issued prior to the Distribution Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such Book Entry shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Stock (or any Book Entry shares of Common Stock) outstanding on the Reincorporation Merger Effective Date, with

8

or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.
(c)     Rights shall, without any further action, be issued in respect of all shares of Common Stock issued or disposed of by the Company after the Reincorporation Merger Effective Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Common Stock after the Reincorporation Merger Effective Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Scientific Games Corporation (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent, dated as of January 10, 2018, and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person or any Affiliate or Associate thereof (in each case as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.
With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Reincorporation Merger Effective Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.
Notwithstanding this paragraph (c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
SECTION 4.     Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of

9

any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, each Right Certificate shall entitle the holder thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one ten-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.
SECTION 5.     Countersignature and Registration.
(a)     The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board of Directors of the Company, the Vice Chairman of the Board of Directors of the Company, the President or any Vice President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.
(b)     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
SECTION 6.     Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.
(a)     Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
(b)     Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence

10

reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
(c)     Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.
SECTION 7.     Exercise of Rights, Purchase Price; Expiration Date of Rights.
(a)     Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on June 19, 2020 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof or (iv) the Close of Business on the day that the Board of Directors determines that this Agreement is no longer necessary or desirable for the preservation of the Company’s good standing in its licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses of the Company or any of its Affiliates.
(b)     The purchase price for each one ten-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right shall be initially $109.00 (the “Purchase Price”). The Purchase Price and the number of one ten-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
(c)     Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock

11

represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
(d)     Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
(e)     Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
SECTION 8.     Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void pursuant to Section 11(a)(ii) surrendered for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all canceled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent.  The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law and regulation.  Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Rights Certificates canceled or destroyed by the Rights Agent.
SECTION 9.     Availability of Shares of Preferred Stock.
(a)     The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, free from preemptive rights or any right of first refusal, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

12

(b)     So long as the shares of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.
(c)     From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.
(d)     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
(e)     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or other securities of the Company) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
SECTION 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder

13

of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)     (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right as of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.
(ii)     Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x) any Person that, as of or after the Flip-In Event, is or was an Acquiring Person (or any Affiliate or Associate of any such Acquiring Person), (y) a transferee of any such Acquiring Person (or of any such Affiliate or Associate) who becomes such a transferee after the Flip-In Event or (z) a transferee of any such Acquiring Person (or of any such Affiliate or Associate) who became such a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer (whether or not for consideration) from such Acquiring Person (or from such Affiliate or Associate) to holders of its equity securities or to any Person with whom the Acquiring Person (or any such Affiliate or Associate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors of the Company has determined in good faith is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees, either direct transferees or transferees through one or more

14

intermediate transferees, of the Persons identified in clauses (y) and (z) of this Section 11(a)(ii), shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, its Affiliates or Associates or its or their transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).
(iii)     The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (2) the Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)), and (B) with respect to each Right (other than Rights which have become null and void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock are determined by the Board of Directors of the Company to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”, and, when used with reference to any Person other than the Company, shall have a correlative meaning in respect of such Person’s Common Stock)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors of the Company shall determine that it is likely that sufficient

15

additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors of the Company so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).
(b)     In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

16

(c)     In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d)     (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed on a national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(ii)     For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock

17

shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
(e)     No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a share of Preferred Stock or one-hundredth of a share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.
(f)     If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g)     All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)     Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one hundred-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one ten-thousandths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.
(i)     The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall

18

make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j)     Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.
(k)     Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.
(l)     In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m)     Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n)     Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision,

19

combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
(o)     The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.
SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a)     In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted

20

in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
(b)     “Principal Party” shall mean:
(i)     in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and
(ii)     in the case of any transaction described in (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;
provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or

21

indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
(c)     The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
(i)     prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;
(ii)     use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, NASDAQ or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;
(iii)     deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
(iv)     obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
(d)     In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement

22

providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
(e)     The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.
SECTION 14. Fractional Rights and Fractional Shares.
(a)     The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors of the Company shall be used.
(b)     The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of shares of Preferred Stock in integral multiples of one ten-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company shall pay to the

23

registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with the method set forth in Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
(c)     The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock for which a Right is exercisable shall be deemed to be the closing price of one share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise.
(d)     The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).
SECTION 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
SECTION 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)     prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock and the Right associated with each such share of Common Stock shall be automatically transferred upon the transfer of each such share of Common Stock;
(b)     after the Distribution Date, the Right Certificates are transferable, subject to Section 11(a)(ii), only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed; and
(c)     the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate (or Book

24

Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary.
(d)     notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
SECTION 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
SECTION 18. Concerning the Rights Agent.
(a)     The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
(b)     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate representing the Preferred Stock, the Common Stock or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

25

(c)     The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the redemption, exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.
(a)     Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
(b)     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
SECTION 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a)     The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b)     Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors of the Company, the Vice Chairman of the Board of Directors of the Company, the President or any Vice President of the Company, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c)     The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

26

Notwithstanding anything in this Agreement to the contrary and to the fullest extent permitted by law, in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.
(d)     The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)     The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f)     The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)     The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chairman of the Board of Directors of the Company, the Vice Chairman of the Board of Directors of the Company, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
(h)     The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i)     The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any

27

such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
(j)     If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and, in the event that the Rights Agents or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. In the event that the Rights Agent or one of its Affiliates is also the transfer agent for the Company and the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned as the Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination (subject to the appointment of a successor Rights Agent pursuant to this Section 21), and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States of America or any state of the United States of America so long as such entity is authorized to do business as a banking institution in such state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall mail notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

28

SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold (a) pursuant to the exercise of stock options, (b) under any employee plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
SECTION 23. Redemption.
(a)     The Board of Directors of the Company may, at any time prior to the Flip-In Event, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the Initial Rights Agreement Effective Date (the redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine.
(b)     Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights (or such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

29

SECTION 24. Exchange.
(a)     The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after the Initial Rights Agreement Effective Date (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into (i) such arrangements or implement such procedures as it deems necessary or appropriate for ensuring that Common Stock (or such other consideration contemplated by Section 24(c) below) issuable upon an exchange pursuant to this Section 24 is not received by any holders of Rights that have become null and void pursuant to Section 11(a)(ii) hereof, and/or (ii) a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs the Company to enter into a Trust Agreement, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or such other consideration) issuable pursuant to the exchange, and all Persons entitled to receive shares (or such other consideration) pursuant to the exchange shall be entitled to receive such shares (or such other consideration) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
(b)     Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock (or such other consideration contemplated by Section 24(c) below) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock (or such other consideration) for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c)     The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit

30

an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.
SECTION 25. Notice of Certain Events.
(a)     In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
(b)     In case any event described in Section 11(a)(ii) or Section 13 shall occur then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

31

SECTION 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Scientific Games Corporation
6601 Bermuda Road
Las Vegas, NV 89119
Attention: General Counsel
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: Executive Vice President
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
SECTION 27. Supplements and Amendments. Except as provided in the third sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the third sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 11(a)(ii) hereof), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement.
SECTION 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
SECTION 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy

32

or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).
SECTION 30. Determinations and Actions by the Board of Directors. The Board of Directors of the Company (and any committee thereof) shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company (and any committee thereof) in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.
SECTION 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if at any time following a Flip-In Event, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the twentieth day following the date of such determination by the Board of Directors.
SECTION 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
SECTION 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
SECTION 34. Effectiveness. The Initial Rights Agreement became effective as of the Close of Business on the Initial Rights Agreement Effective Date. This Agreement shall be effective as of the Reincorporation Merger Effective Date.
SECTION 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
SECTION 36. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to

33

power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
[The remainder of this page is intentionally left blank.]

34

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

SCIENTIFIC GAMES CORPORATION
By:		/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent
By:		/s/ Jennifer Donovan
	Name:	Jennifer Donovan
	Title:	SVP

35

Exhibit A

CERTIFICATE OF DESIGNATION
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

SCIENTIFIC GAMES CORPORATION
(Pursuant to Section 78.1955 of the Nevada Revised Statutes)
Scientific Games Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), in accordance with the provisions of Nevada Revised Statutes (“NRS”) 78.195 and 78.1955, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Articles of Incorporation of the Corporation, as filed with the Secretary of State of the State of Nevada on January 10, 2018 (as heretofore amended and as may be amended and/or restated from time to time, the “Articles of Incorporation”), the Board of Directors adopted the following resolution creating a series of 20,000 shares of preferred stock of the Corporation designated as “Series A Junior Participating Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation and by the provisions of NRS 78.195 and 78.1955, the Board of Directors hereby establishes a series of preferred stock, par value $0.001 per share, of the Corporation and hereby sets forth the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series of preferred stock and the number of shares of such series (in addition to any provisions set forth in the Articles of Incorporation applicable to the preferred stock of all series), as set forth as follows:
Series A Junior Participating Preferred Stock
1.    Designation and Amount. There shall be a series of preferred stock, par value $0.001, of the Corporation (the “Preferred Stock”) that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 20,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
2.    Dividends and Distributions.
(i)     Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b) the sum of (1) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends plus (2) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 10,000. In the event the Corporation shall at any time after January 10, 2018 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(ii)     The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(iii)     Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of

Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.
3.    Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(i)     Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein, in another certificate of designation authorizing a series of preferred stock, par value $0.001 per share, of the Corporation or as required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.
(ii)     Except as required by law, by the Articles of Incorporation and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4.    Certain Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i)     declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;
(ii)     declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii)     purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series

A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.
(iv)     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5.    Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.
6.    Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $10.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.
(i)     In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(ii)     Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7.    Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
8.    No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

9.    Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all series of Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless, in the case of any other series of Preferred Stock, the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.
10.    Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation shall not be amended, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
11.    Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 10th day of January, 2018.

SCIENTIFIC GAMES CORPORATION
By:
Name:
Title:

Exhibit B
Form of Right Certificate

Certificate No. R-______

NOT EXERCISABLE AFTER JUNE 19, 2020, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

SCIENTIFIC GAMES CORPORATION

This certifies that ____________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of January 10, 2018, as the same may be amended from time to time (the “Rights Agreement”), between Scientific Games Corporation, a Nevada corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, at the earliest of (a) June 19, 2020 or (b) the Close of Business on the day that the Board of Directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Company’s good standing in its licenses, contracts franchises and other regulatory approvals related to the operation of gaming and related businesses of the Company or any of its Affiliates. (the earliest of the events (a) or (b) being referred to as the “Expiration Date”), at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one ten-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at a purchase price of $109.00 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 10, 2018, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one ten-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
If the Rights evidenced by this Right Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an

Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.001 per share, shares of Preferred Stock, or Equivalent Preferred Shares (as defined in the Rights Agreement).
No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________ __, 20 .

SCIENTIFIC GAMES CORPORATION

By:_________________________________	[Title]
ATTEST:

____________________________________
[Title]

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By__________________________________
[Title]

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________________________________________________ _______________________________________________________________________________

(Please print name and address of transferee)
_______ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: ____________________________

____________________________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

..............................................................................................................
(To be completed)

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by or are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

____________________________________
Signature

Form of Reverse Side of Right Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Rights Certificate)

To Scientific Games Corporation:

The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of:

_________________________________________________________________________
(Please print name and address)

_________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_________________________________________________________________________
(Please print name and address)

_________________________________________________________________________

Dated:________________________

____________________________________
Signature

(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Right Certificate - continued

_________________________________________________________________________
(To be completed)

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by or are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or any Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

____________________________________
Signature

______________________________________________________________________________

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
SCIENTIFIC GAMES CORPORATION
On January 10, 2018,  Scientific Games Corporation, a Nevada corporation (the “Company”) entered into an Amended and Restated Rights Agreement, as the same may be amended from time to time (the  “Rights  Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”). The Rights Agreement amends the terms of the outstanding preferred share purchase rights (the “Rights”) previously distributed by Scientific Games Corporation, a Delaware corporation and predecessor to the Company (“SG Delaware”), to its stockholders of record as of June 29, 2017 and subject to that certain Rights Agreement, dated as of June 19, 2017, between SG Delaware, and the Rights Agent.  The Rights are currently  evidenced by the existing certificates registered in the names of the holders thereof (or book entry shares) representing outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and are not exercisable and do not trade separately from such shares. Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $109.00 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

The Board of Directors adopted the Rights Agreement in an effort to protect stockholder value by attempting to secure and maintain the Company’s good standing in its licenses, contracts, franchises and other regulatory approvals related to the operations of gaming and related businesses now or heretoafter engaged in by the Company or any of its Affiliates, which licenses, contracts, franchises or other approvals are conditioned upon some or all of the Company’s holders of the Company’s securities possessing prescribed qualifications.

Until the earlier to occur of (i) 10 business days from (a) the public announcement that a person has become an Acquiring Person (as defined below) or (b) such earlier date on which a majority of the Board of Directors of the Company becomes aware of the existence of an Acquiring Person or (ii) such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the certificates representing the Common Stock registered in the names of the holders thereof (or by book entry shares in respect of such Common Stock). “Acquiring Person” means, subject to certain exceptions, a person or entity that (i) alone or together with a group of affiliated persons, has acquired beneficial ownership of 5% or more of the outstanding shares of

Common Stock of the Company, (ii) is not a legal resident of or organized under the laws of the United States of America, (iii) does not deliver to the Company a consent to Nevada jurisdiction in the form attached to the Rights Agreement and (iv) does not (A) hold all of its Common Stock (subject to certain exceptions set forth in the Rights Agreement) as a registered holder in certificated form directly through the Company’s transfer agent.
The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book-entry shares. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book-entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) June 19, 2020 and (ii) the Close of Business on the day that the Board of Directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Company’s good standing in its licenses, contracts franchises and other regulatory approvals related to the operation of gaming and related businesses of the Company or any of its Affiliates (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.
The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, prior to the occurrence of one of the events described in the paragraph immediately below and unless the Rights are exchanged as described in the second paragraph below, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.
At any time after any person or group becomes an Acquiring Person and prior to the earlier of the occurrence of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated January 10, 2018. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Exhibit D

Form of Consent to Jurisdiction

____________________ and its affiliates and advisory clients (collectively, the “Investor”) hereby irrevocably submits to the jurisdiction of any state or federal court within the State of Nevada for purposes of any suit, action or other proceeding relating to (i) Article VIII of the Amended and Restated Articles of Incorporation (as amended, the “Charter”) of the Company or (ii) the stockholder rights plan approved by the Board of Directors of the Company on [Date]. The Investor hereby irrevocably submits with regard to any such suit, action or other proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. The Investor hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding (a) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (1) the suit, action or other proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or other proceeding is improper or (3) the subject matter of such suit, action or other proceeding may not be enforced in or by such courts. The Investor hereby irrevocably agrees that service of process in connection with any such suit, action or other proceeding shall be duly served upon the Investor if delivered personally or sent by pre-paid recorded delivery, special delivery or registered post to the address specified below:
[Address:
Attention:
Phone:]

Dated:________________________

____________________________________
Signature

D-1

SCIENTIFIC GAMES CORPORATION 6601 BERMUDA ROAD LAS VEGAS, NV 89119
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Scientific Games Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E42169-P05761	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCIENTIFIC GAMES CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposal 1:				☐	☐	☐
1.	To elect 13 members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.
	Nominees:
01)	Ronald O. Perelman	08)	David L. Kennedy
02)	Kevin M. Sheehan	09)	Judge Gabrielle K. McDonald
03)	Peter A. Cohen	10)	Paul M. Meister
04)	Richard M. Haddrill	11)	Michael J. Regan
05)	M. Gavin Isaacs	12)	Barry F. Schwartz
06)	Viet D. Dinh	13)	Frances F. Townsend
07)	Gerald J. Ford

The Board of Directors recommends you vote FOR each of the following proposals 2, 3, and 4:							For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the Company's named executive officers.						☐	☐	☐
3.	To ratify the adoption of the Company's regulatory compliance protection rights plan.						☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2018.						☐	☐	☐

NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

E42170-P05761

SCIENTIFIC GAMES CORPORATION

6601 Bermuda Road, Las Vegas, NV 89119
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - JUNE 13, 2018

The undersigned hereby appoints Michael A. Quartieri and David W. Smail, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at Greenberg Traurig, LLP, 3773 Howard Hughes Parkway, Suite 400 North, Las Vegas, Nevada at 10:00 a.m. local time on Wednesday, June 13, 2018, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors.

(Continued and to be signed on reverse side)